Filed Pursuant to Rule 424(b)(5)
Registration No. 333-54504

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 9, 2001)

PPL Capital Funding Trust I

$257,200,750

7.29% Preferred Trust Securities due May 18, 2006
Fully and Unconditionally Guaranteed, as set forth herein,
By PPL Corporation

In May 2001, we issued an aggregate liquidation amount of $575,000,000 Preferred Trust Securities due May 18, 2006, referred to herein as the trust preferred securities, in connection with the issuance by PPL Corporation of 23,000,000 Premium Equity Participating Security Units (PEPSSM Units), referred to herein as the PEPS Units. Currently, there is an aggregate liquidation amount of $475,621,000 trust preferred securities outstanding, representing 19,024,840 PEPS Units. This prospectus supplement relates to a remarketing of an aggregate liquidation amount of $257,200,750 of those trust preferred securities on behalf of the PEPS Units holders.

The trust preferred securities will mature on May 18, 2006, unless a tax event redemption has occurred prior to May 18, 2006. Distributions on the trust preferred securities are payable quarterly in arrears on February 18, May 18, August 18 and November 18 of each year. Distributions on the trust preferred securities will reset to the current rate of 7.29% per annum from February 18, 2004. The first distribution on the remarketed trust preferred security will be on May 18, 2004. For United States federal income tax purposes, the subordinated notes underlying the trust preferred securities constitute contingent payment debt instruments.

The trust preferred securities are redeemable, in whole but not in part, upon the occurrence and continuation of a tax event under the circumstances and at the redemption price set forth under the caption “Description of the PPL Capital Funding Subordinated Notes—Optional Redemption—Tax Event” in this prospectus supplement.

We will remarket the trust preferred securities in denominations of $25 and integral multiples of $25 in excess thereof.

For a discussion of the risks that you should consider in evaluating an investment in the trust preferred securities, see “Risk Factors” beginning on page S-8 of this prospectus supplement.

	Per Trust
	Preferred
	Security	Total

Price to the Public	107.284%	$275,935,253

Remarketing Fee to Remarketing Agent	0.254%	$653,753

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect the trust preferred securities will be ready for delivery in book-entry form through the facilities of The Depository Trust Company on or about February 18, 2004.

Remarketing Agent

Morgan Stanley

February 12, 2004

      As used in this prospectus supplement, the terms “we,” “our,” “ours” and “us” refers to PPL Corporation and the term “PPL” refers to PPL Corporation together with PPL Corporation’s consolidated subsidiaries, taken as a whole. Reference to the “accompanying prospectus” means the prospectus of February 9, 2001 of PPL Corporation, PPL Capital Funding Inc. and PPL Capital Funding Trust I.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and those documents incorporated by reference herein. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are offering to sell, and are seeking offers to buy, the trust preferred securities only in jurisdictions where offers and sales are permitted. This document does not constitute an offer to sell, or a solicitation of an offer to buy, any trust preferred securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus supplement nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus supplement is correct as of any date after the date of this prospectus supplement.

      This prospectus supplement and the accompanying prospectus have been prepared based on information provided by us and other sources we believe to be reliable.

i

PROSPECTUS SUPPLEMENT SUMMARY

      This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” and our financial statements and the related notes contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

PPL Corporation

Overview

      PPL Corporation is an energy and utility holding company that, through its subsidiaries, is primarily engaged in the generation and marketing of electricity in the northeastern and western United States and in the delivery of electricity in Pennsylvania, the United Kingdom and Latin America. As of December 31, 2003, we owned or controlled 11,527 megawatts, or MW, of low-cost and diverse power generation capacity. We are also developing or constructing new electric generation capacity in Pennsylvania that will add 663 MW to our generation portfolio. Additionally, we provide energy-related services to businesses primarily in the mid-Atlantic and northeastern United States.

      Approximately 6,500 MW of our total generation capacity is currently committed to meeting the obligation of our Pennsylvania delivery company to provide electricity through the year 2009 under fixed-price tariffs pursuant to Pennsylvania’s Customer Choice Act. We have another 450 MW of generation capacity committed to providing electricity to a delivery company in Montana through June 2007. These two commitments, combined with other contractual sales to other counterparties for terms of various lengths, commit, on average, over 80% of our expected annual output for the period 2004 through 2008. These arrangements are consistent with and are an integral part of our overall business strategy, which includes the matching of energy supply with load, or customer demand, under long-term and intermediate-term contracts with creditworthy counterparties to capture profits while reducing our exposure to movements in energy and fuel prices and counterparty credit risk.

      We operate through two principal lines of business:

Energy Supply

      We are a leading supplier of competitively priced energy in the United States through our subsidiaries, PPL Generation and PPL EnergyPlus, and acquire and develop U.S. generation projects through our PPL Global subsidiary. These entities are direct, wholly-owned subsidiaries of PPL Energy Supply, LLC. PPL Energy Supply is a wholly-owned subsidiary of PPL Corporation.

•	PPL Generation owns or controls a portfolio of domestic power generation assets, with a total capacity of 11,527 MW as of December 31, 2003. These power plants are located in Pennsylvania (8,582 MW), Montana (1,157 MW), Arizona (750 MW), Illinois (540 MW), Connecticut (243 MW), New York (159 MW) and Maine (96 MW) and use well-diversified fuel sources including coal, nuclear, natural gas, oil and hydro.

•	PPL EnergyPlus markets electricity produced by PPL Generation, along with purchased power and natural gas, in competitive wholesale and deregulated retail markets, primarily in the northeastern and western portions of the United States. PPL EnergyPlus also provides energy-related products and services, such as engineering and mechanical contracting, construction and maintenance services, to commercial and industrial customers.

•	PPL Global (domestic operations) acquires and develops U.S. generation projects that are, in turn, operated by PPL Generation as part of its portfolio of generation assets.

Energy Delivery

      We provide energy delivery services in the mid-Atlantic regions of the United States through our subsidiaries, PPL Electric Utilities and PPL Gas Utilities, and in the United Kingdom and Latin America through our PPL Global subsidiary.

•	PPL Electric Utilities is a regulated public utility company, incorporated in 1920, providing electricity delivery services to approximately 1.3 million customers in eastern and central Pennsylvania.

•	PPL Gas Utilities is a regulated public utility providing gas delivery services to approximately 105,000 customers in Pennsylvania and Maryland.

•	PPL Global (international operations) currently owns and operates energy delivery businesses serving approximately 3.5 million customers in the United Kingdom and Latin America. In September 2002, PPL Global acquired a controlling interest in, and consequently gained 100% ownership of, Western Power Distribution Holdings Limited and WPD Investment Holdings Limited, which together we refer to as WPD. WPD operates two electric distribution companies in the U.K., which together serve approximately 2.5 million end-users. WPD delivered 28,137 million kWh of electricity in 2003.

Recent Developments

PEPS Units Exchange Offer

      On January 21, 2004, PPL Corporation closed an exchange offer made to holders of the PEPS Units in which PPL Corporation issued 3,975,160 7 3/4% Premium Equity Participating Security Units (PEPSSM Units), Series B, referred to herein as the PEPS Units, Series B, plus approximately $1.5 million in cash in exchange for 3,975,160 PEPS Units. The PEPS Units, Series B consist of a forward purchase contract to purchase shares of PPL Corporation common stock (which purchase contract is substantially identical to the purchase contract in the PEPS Units) and an aggregate of $99.4 million of senior unsecured notes due May 2006 issued by PPL Capital Funding and guaranteed by PPL Corporation. As a result of the exchange offer, there are outstanding 19,024,840 PEPS Units consisting of forward purchase contracts to purchase shares of PPL Corporation common stock and an aggregate liquidation amount of $475,621,000 trust preferred securities, a portion of which are the trust preferred securities being remarketed pursuant to this prospectus supplement.

PPL Earnings Results

      2003 Earnings Results. PPL had increases in net income, or earnings, reported in accordance with generally accepted accounting principles, or GAAP, for the year ended December 31, 2003 compared to a year ago. PPL had all-time record earnings of $734 million, or $4.24 per share, for 2003 compared to $208 million, or $1.36 per share, for 2002.

      PPL reports the following unaudited financial data. The financial data set forth below should be read in conjunction with our financial statements and related notes and other financial and operating data incorporated by reference in this prospectus as specified under “Where You Can Find More Information.” The Statement of Income Data and Balance Sheet Data for the year ended December 31, 2002 have been derived from the audited consolidated financial statements incorporated by reference in this prospectus. Some previously reported amounts have been reclassified to conform with the current period presentation.

	Year Ended
	December 31,

	2003	2002

Statement of Income Data—$ millions:

Operating revenues	$5,587	$5,481

Operating income	1,340	1,246

Income from continuing operations	719	360

Income before cumulative effect of a change in accounting principle(a)(b)	699	358

Net income(a)(b)	734	208

Balance Sheet Data—$ millions (end of period):

Cash and cash equivalents	476	245

Property, plant and equipment, net(b)(c)	10,446	9,566

Recoverable transition costs	1,687	1,946

Goodwill and other intangibles(c)	1,278	663

Total assets	17,123	15,552

Short-term debt, including current maturities of long-term debt	451	1,309

Long-term debt, excluding current maturities(b)(d)	8,145	5,901

Deferred income taxes and investment tax credits(c)	2,201	2,287

Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely company debentures(d)	0	661

Preferred stock	51	82

Shareowners’ common equity	3,259	2,224

(a)	On January 1, 2003, we adopted the provisions of SFAS 143, “Accounting for Asset Retirement Obligations.” See Note 13 to our financial statements included in our Form 10-Q for the quarter ended March 31, 2003, which is incorporated herein by reference. On January 1, 2002, we adopted the provisions of SFAS 142, “Goodwill and Other Intangible Assets,” which provides that goodwill no longer be amortized. See Note 18 to our financial statements included in our Form 10-K for the year ended December 31, 2002, which is also incorporated herein by reference.

(b)	PPL adopted FASB Interpretation Number 46, “Consolidation of Variable Interest Entities,” effective December 31, 2003 for certain entities. This resulted in the consolidation of the Sundance, University Park and Lower Mt. Bethel projects, which were financed under off-balance sheet synthetic leases. Approximately $1.1 billion was added to both “Property, plant and equipment—net” and “Long-term debt” and PPL also recorded a charge of $27 million, after tax, as a cumulative effect of a change in accounting principle as a result of adopting FIN 46. The adoption of FIN 46 also resulted in the deconsolidation of PPL Capital Funding Trust I and a wholly-owned subsidiary of WPD. This deconsolidation resulted in additional debt of $20 million.

(c)	The December 31, 2003 balance sheet includes the impact of the final adjustments related to the acquisition of the controlling interest in WPD in September 2002. The final purchase price allocations were recorded as of October 1, 2003, based on an independent appraisal of property, plant and equipment and intangible assets, as well as other available information. As a result of this final valuation, “Property, plant and equipment—net” decreased by approximately $800 million from the preliminary valuation, with offsetting increases in “Goodwill and other intangibles” and reductions in “Deferred income taxes and investment tax credits.”

(d)	PPL adopted Statement of Financial Accounting Standards 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” effective July 1, 2003. This required the reclassification of company-obligated mandatorily redeemable preferred securities to long-term debt effective at that date. SFAS 150 prohibits the restatement of financial statements for periods prior to its adoption.

Earnings by Business Segment

      The following chart shows earnings contributions from PPL’s business segments for the year ended December 31, 2003 compared to the year ended December 31, 2002.

Earnings by Business Segment

	Year Ended
	December 31,

	2003	2002

	(in millions)

Supply	$502	$356

Delivery	36	48

International	196	(196)

Total	$734	$208

      PPL’s domestic electricity delivery earnings continue to be adversely affected by rising transmission and distribution operating costs and by increased expenses related to necessary investments in infrastructure. Early in 2004, PPL Electric Utilities expects to request a general rate increase. PPL Electric Utilities also would benefit through the recovery of charges for transmission-related services regulated by the Federal Energy Regulatory Commission. The new rates and the recovery of the charges for transmission-related services would become effective January 1, 2005, after the end of the cap on transmission and distribution rates.

      Within the international segment, the benefits of a full year of ownership of WPD and the improved financial performance of PPL’s delivery businesses in Latin America bolstered PPL’s consolidated earnings results.

Cash Flow and Credit Positions

      At December 31, 2003, PPL had $476 million of cash on hand and $1.7 billion of available credit facilities. In 2003, PPL generated approximately $1.34 billion in cash flow from operations, which supported capital expenditures of about $850 million, including construction expenditures for projects previously treated as operating leases; common and preferred stock dividends of about $290 million; and the repayment of about $250 million of transition bonds.

      PPL’s equity to total capitalization ratio, using debt and equity as presented on PPL’s balance sheet as of December 31, 2003, was 28 percent. Included as debt in this ratio are $1.4 billion of transition bonds, $2.3 billion of debt of international affiliates that is non-recourse to PPL and the $575 million of PEPS Units that were outstanding as of December 31, 2003 and scheduled to convert to common stock in May 2004.

PPL Capital Funding, Inc.

      PPL Capital Funding, Inc. is a Delaware corporation and a wholly-owned subsidiary of PPL Corporation. PPL Capital Funding’s primary business is to provide PPL Corporation with financing for its operations.

PPL Capital Funding Trust I

      PPL Capital Funding Trust I, or the Trust, is a statutory trust created under Delaware law. The Trust exists only to issue and sell its trust preferred securities and common securities, to acquire and hold subordinated notes of PPL Capital Funding as trust assets and to engage in activities incidental to the foregoing. All of the common securities are owned by PPL Capital Funding and represent at least 3% of the total capital of the Trust. Payments are made on the common securities pro rata with the trust preferred securities, except that the common securities’ right to payment is subordinated to the rights of the trust preferred securities if there is a default under the amended and restated trust agreement, referred to herein as the trust agreement, resulting from an event of default under the subordinated indenture under which the subordinated notes were issued.

      The address of our principal executive offices is Two North Ninth Street, Allentown, Pennsylvania 18101-1179 and our telephone number is (610) 774-5151.

The Remarketing

Issuer	PPL Capital Funding Trust I, a statutory trust created under Delaware law.

Securities remarketed	$257,200,750 aggregate liquidation amount of trust preferred securities. Each trust preferred security represents an undivided beneficial interest in the assets of the Trust. Holders of $218,420,250 aggregate liquidation amount of trust preferred securities elected not to participate in the remarketing through a collateral substitution under the terms of the PEPS Units. The Trust pays you cash distributions of $0.4556 each quarter (which is equal to 7.29% per year of the $25 stated liquidation amount) on your trust preferred security.

Distributions on the trust preferred securities	The trust preferred securities bear distributions payable at the rate of 7.29% per year of the stated liquidation amount of $25 per trust preferred security to, but excluding, May 18, 2006. In addition, because the trust preferred securities are subject to the contingent payment rules, original issue discount accrues on the trust preferred securities at the “comparable yield.” See “United States Income Tax Consequences” for a discussion of the United States federal income tax consequences related to owning a trust preferred security. The Trust will pay distributions only when it has funds available for payment. The Trust’s sole source of funds for distributions is the payments of interest we make on the subordinated notes of PPL Capital Funding that the Trust holds. PPL Corporation unconditionally guarantees the payment of principal of and any interest on the subordinated notes of PPL Capital Funding.

The guarantee	PPL Corporation guarantees the payment of distributions on the trust preferred securities and the payment of the redemption price of the trust preferred securities, to the extent that the Trust has funds available for payment. Taken together with PPL Corporation’s guarantee of the subordinated notes under the related indenture, this guarantee effectively provides a full, irrevocable and unconditional guarantee of the trust preferred securities. You can find more information about this guarantee arrangement under the heading “Description of the Guarantee” in this prospectus supplement.

Interest payments on the PPL Capital Funding subordinated notes	The Trust issued all the common securities and the trust preferred securities to PPL Capital Funding, collectively referred to as the trust securities, in exchange for the PPL Capital Funding subordinated notes. The PPL Capital Funding subordinated notes are the sole assets of the Trust. Interest is paid to the Trust on the PPL Capital Funding subordinated notes at a rate of 7.29% per year on a quarterly basis to, but excluding, May 18, 2006. The Trust uses the interest payments to pay distributions on the trust preferred securities.

Distribution of the PPL Capital Funding subordinated notes	We may dissolve the Trust at any time. If the Trust is dissolved after the purchase contract settlement date (other than as a result of the redemption of the PPL Capital Funding subordinated notes) and you continue to hold trust preferred securities, you will receive your pro rata share of the PPL Capital Funding subordinated notes held by the Trust (after any creditors of the Trust have been paid).

Use of proceeds	We are remarketing an aggregate liquidation amount of $257,200,750 of trust preferred securities to investors on behalf of holders of PPL Corporation’s PEPS Units issued in May 2001. We will not receive any of the proceeds from the remarketing. You can find more information about the use of proceeds under the heading “Use of Proceeds” in this prospectus supplement.

Possible repurchase or exchange of trust preferred securities following a successful remarketing	When we issued the PEPS Units in May 2001, the trust preferred securities carried investment-grade credit ratings of Baa3 by Moody’s Investors Service, BBB- by Standard & Poor’s and BBB by Fitch Ratings. Since that time, the ratings of the trust preferred securities were downgraded to below investment-grade ratings of Ba1 by Moody’s Investors Service and BB+ by Standard & Poor’s, but still carry an investment-grade rating of BBB- by Fitch Ratings. Based on these ratings, we believe that the trust preferred securities may trade at prices resulting in higher yields to investors than investment-grade securities that PPL Capital Funding could issue to replace them. In addition, our current business plans have changed such that we expect to require less capital than was anticipated at the time the PEPS Units were issued. Accordingly, we may offer to repurchase a portion of the trust preferred securities outstanding after this remarketing or offer to exchange a portion of the trust preferred securities outstanding after this remarketing for notes of PPL Capital Funding. Certain financial institutions with which we have commercial and investment banking relationships have indicated that they will purchase approximately $190,000,000 aggregate liquidation amount of the trust preferred securities in the remarketing, and we may consider a repurchase or exchange offer involving some or all of their trust preferred securities. We are under no obligation to repurchase or enter into an exchange offer involving any trust preferred securities that such institutions purchase in the remarketing. Any repurchase or exchange offer that we commence could be a partial repurchase or exchange offer and, if a private repurchase or exchange offer, including with the financial institutions referred to above, may not be made to all of the holders of the trust preferred securities. See “Risk Factors—Risk Factors Relating to the Trust Preferred Securities—Secondary trading in the trust preferred securities may be limited, and we may repurchase a significant portion of the remarketed trust preferred securities or exchange a significant portion of trust preferred securities for other securities” and “Plan of Distribution.”

RISK FACTORS

      In considering whether to purchase the trust preferred securities, you should carefully consider all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risk factors described below. In addition, please read “Forward-Looking Information” on page S-18 of this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements in this prospectus supplement and the accompanying prospectus.

      As used in this “Risk Factors” section only, the terms “we,” “our,” “ours,” and “us” refers to PPL.

Risk Factors Relating to the Trust Preferred Securities

Holders of trust preferred securities will have limited voting rights.

      You will not be entitled to vote to appoint, remove, replace or change the number of the trustees of the Trust, and generally will have no voting rights, except in the limited circumstances described under “Description of the Trust Preferred Securities—Voting Rights” in the accompanying prospectus.

PPL Capital Funding may redeem its subordinated notes upon the occurrence of a tax event.

      PPL Capital Funding may redeem its subordinated notes, in whole but not in part, at any time if a tax event occurs and continues under the circumstances described in this prospectus supplement. If PPL Capital Funding exercises this option, it will redeem its subordinated notes at the redemption price plus accrued and unpaid interest, if any. See “Description of the PPL Capital Funding Subordinated Notes—Optional Redemption—Tax Event” in this prospectus supplement. If PPL Capital Funding redeems its subordinated notes, it will pay the redemption price to the Trust and the Trust will use such proceeds to redeem the trust preferred securities. A tax event redemption will be a taxable event to the holders of the trust preferred securities.

The guarantee only covers payments on the trust preferred securities to the extent PPL Capital Funding has made corresponding payments on the PPL Capital Funding Subordinated Notes.

      Under the guarantee executed by PPL Corporation for the benefit of the holders of the trust preferred securities, PPL Corporation will irrevocably guarantee the payment of various amounts payable with respect to the trust preferred securities, including accumulated distributions, the redemption price and amounts payable upon dissolution of the Trust, but only to the extent that the Trust has funds available for those payments. The Trust depends on PPL Capital Funding for its source of funds to make distributions on the trust preferred securities when due. If PPL Capital Funding were to default on its obligations to pay principal of or interest on its subordinated notes, the Trust would not have sufficient funds to pay distributions or other amounts on the trust preferred securities, and you would not be able to rely upon the guarantee for payment of these amounts. Instead, you would have to (1) rely on the property trustee enforcing its rights as the registered holder of the PPL Capital Funding subordinated notes or (2) enforce the rights of the property trustee or assert your own right to bring an action directly against us to enforce payments on the PPL Capital Funding subordinated notes. The trust agreement provides that, by acceptance of the trust preferred securities, you agree to the provisions of the guarantee and the subordinated indenture under which the PPL Capital Funding subordinated notes will be issued.

Secondary trading in the trust preferred securities may be limited, and we may repurchase a significant portion of the remarketed trust preferred securities or exchange a significant portion of trust preferred securities for other securities.

      It is impossible to predict how the trust preferred securities will trade in the secondary market or whether the market for any of these securities will be liquid or illiquid. There currently is no secondary market for these securities as, prior to the remarketing, we do not believe there have been any trust preferred securities trading separately from the PEPS Units. We cannot assure the liquidity of any trading market that may develop, the ability of holders to sell their securities in that market or whether any such market will continue. In addition, after this remarketing, we may, in our sole discretion, offer to repurchase a significant portion of the trust preferred securities outstanding after this remarketing or offer to exchange a significant portion of the trust preferred securities outstanding after this remarketing for other securities, including notes, issued by PPL Corporation or any one of its subsidiaries. Any repurchase or exchange could take the form of a public or private repurchase or exchange offer, could be a partial repurchase or exchange offer and, if a private repurchase or exchange offer, may not be made to all of the holders of the trust preferred securities. In the event any transaction of this sort takes place, the outstanding aggregate liquidation amount of trust preferred securities could be significantly less than the amount of trust preferred securities remarketed pursuant to this prospectus supplement which could negatively impact the liquidity and price of the outstanding trust preferred securities. See “Plan of Distribution.”

Because the subordinated notes are contingent payment debt instruments, you will have to include interest in your taxable income before you receive cash.

      Because the subordinated notes are subject to the contingent payment rules, the subordinated notes were deemed to be issued with original issue discount for United States federal income tax purposes. Original issue discount has accrued from the issue date of the subordinated notes at the comparable yield of the subordinated notes. As a result, you will be required to include original issue discount in your gross income for United States federal income tax purposes before you receive cash payments to which the original issue discount is attributable. See “United States Federal Income Tax Consequences.”

      By purchasing a trust preferred security, you will be deemed to have purchased the subordinated note underlying the trust preferred security. Although you may have purchased a subordinated note for an amount that differs from the adjusted issue price of the subordinated note at the time of purchase, you will be required to accrue original issue discount on the subordinated note in accordance with the comparable yield even if market conditions have changed since the date of issuance. However, you will be required to adjust the amount of your original issue discount accrual to take into account this difference. Because of the manner in which original issue discount is accrued on the subordinated notes, the amount of original issue discount accrued on the subordinated notes for each quarter ending after February 18, 2004 will be less than the amount of interest paid on the subordinated notes for such quarter.

Risks Related to Our Supply Businesses

Changes in commodity prices may increase the cost of producing power or decrease the amount we receive from selling power, which could adversely affect our financial performance.

      Changes in power prices or fuel costs may impact our financial results and financial position by increasing the cost of producing power or decreasing the amount we receive from the sale of power. The market prices for these commodities may fluctuate substantially over relatively short periods of time. Most power prices and fuel costs have fluctuated historically. For example, during the past several years, wholesale electricity prices in the northwestern United States for all hours reached a high of $525 per megawatt hour in December 2000 and a low in May 2002 of $13 per megawatt hour. During the past several years, prices for wholesale natural gas as reported on NYMEX have ranged from a high of $9.98 per btu in January 2001 to a low of $1.83 per btu in October 2001. In addition, the price for 1% residual oil at New York Harbor, which is the primary pricing location for the northeastern United States, has ranged from a high of $35 per barrel in February 2003 to a low of $15 per barrel in February 2002. Among the factors that could influence such prices are:

•	prevailing market prices for coal, natural gas, fuel oil and other fuels used in our generation facilities, including associated transportation costs and supplies of such commodities;

•	demand for energy and the extent of additional supplies of energy available from current or new competitors;

•	capacity and transmission service into, or out of, our markets;

•	changes in the regulatory framework for wholesale power markets;

•	liquidity in the general wholesale electricity market; and

•	weather conditions impacting demand for electricity.

      A key part of our business strategy is to sell our anticipated generation production under long-term power sales agreements that include fixed prices for our electric power. If we cannot secure or maintain favorable long-term fuel purchase agreements for our power generation facilities, our fuel costs could exceed the revenues that we derive under our long-term, fixed-price power sales agreements. In addition, in the absence of long-term power sales agreements, we must sell the energy, capacity and other products from our facilities into the competitive wholesale power markets. Unlike most other commodities, electric power cannot be stored and must be produced at the time of use. As a result, the wholesale power markets are subject to significant price fluctuations over relatively short periods of time and can be unpredictable. Given the volatility and potential for material differences between actual power prices and fuel and other costs, if we cannot secure or maintain long-term power sales and favorable long-term fuel purchase agreements for our power generation facilities, our revenues will be subject to increased volatility and our financial results may be materially adversely affected.

Our facilities may not operate as planned, which may increase our expenses or decrease our revenues and, thus, have an adverse effect on our financial performance.

      Operation of power plants involves many risks, including the breakdown or failure of equipment or processes, accidents, labor disputes, fuel interruption and performance below expected levels. In addition, weather-related incidents and other natural disasters can disrupt both generation and transmission delivery systems. Operation of our power plants below expected capacity levels may result in lost revenues or increased expenses, including higher maintenance costs and, if we are unable to perform our contractual obligations as a result, penalties or damages.

We may not be able to obtain adequate fuel supplies, which could adversely affect our ability to operate our facilities.

      We purchase fuel from a number of suppliers. Disruption in the delivery of fuel, including disruptions as a result of weather, labor relations or environmental regulations affecting our fuel suppliers, could adversely affect our ability to operate our facilities, which could result in lower sales and/or higher costs and thereby adversely affect our results of operations.

We have agreed to provide electricity to PPL Electric Utilities in amounts sufficient to satisfy its “provider of last resort,” or PLR, obligations at prices which may be below our cost, which could adversely affect our financial condition.

      PPL Electric Utilities has PLR obligations to serve those electric retail customers that did not select an alternate supplier under the Pennsylvania’s Customer Choice Act. PPL EnergyPlus has entered into long-term contracts to supply PPL Electric Utilities’ PLR requirements at agreed prices through 2009. While PPL Energy Supply satisfies its energy supply obligations through a portfolio approach of providing energy from its generation assets, contractual relationships and market purchases, if the PLR requirements were satisfied solely from our existing Pennsylvania generating assets, this obligation currently would represent approximately 75% of the normal operating capacity of our existing Pennsylvania generation assets. The prices we receive are established under the contracts and may not have any relationship to the cost to us of supplying this power. This means that we are required to absorb increasing costs, including the risk of fuel price increases and increased costs of production.

      The PLR contract obligations do not provide us with any guaranteed level of sales. If the customers of PPL Electric Utilities obtain service from alternate suppliers, which they are entitled to do at any time, our sales of power under the contract may decrease. Alternatively, customers could switch back to PPL Electric Utilities from alternative suppliers, which may increase demand above our facilities’ available capacity. Any such switching by customers could have a material adverse effect on our results of operations or financial position.

We are subject to the risks of nuclear generation, including the risk that our Susquehanna nuclear plant could become subject to revised safety requirements that would increase our capital and operating expenditures, and uncertainties associated with decommissioning our plant at the end of its licensed life.

      Nuclear generation accounts for about 20% of our generation capacity. The risks of nuclear generation generally include:

•	the potential harmful effects on the environment and human health resulting from the operation of nuclear facilities and the storage, handling and disposal of radioactive materials;

•	limitations on the amounts and types of insurance commercially available to cover losses and liabilities that might arise in connection with nuclear operations; and

•	uncertainties with respect to the technological and financial aspects of decommissioning nuclear plants at the end of their licensed lives.

      The Nuclear Regulatory Commission, or NRC, has broad authority under federal law to impose licensing and safety-related requirements for the operation of nuclear generation facilities. In the event of non-compliance, the NRC has the authority to impose fines or shut down a unit, or both, depending upon its assessment of the severity of the situation, until compliance is achieved. In addition, revised safety requirements promulgated by the NRC could necessitate substantial capital or operating expenditures at our Susquehanna nuclear plant. In addition, although we have no reason to anticipate a serious nuclear incident at our Susquehanna plant, if an incident did occur, any resulting operational loss, damages and injuries could have a material adverse effect on our results of operations or financial condition.

We have a limited history of operating many of our generation facilities in a competitive environment, in which we are not assured of any return on our investment.

      Many of our facilities were historically operated within vertically-integrated, regulated utilities that sold electricity to consumers at prices based on predetermined rates set by state public utility commissions. Unlike regulated utilities, we are not assured any rate of return on our capital investments through predetermined rates, and our revenues and results of operations are likely to depend, in large part, upon prevailing market prices for electricity in our regional markets and other competitive markets, the volume of demand, capacity factors and ancillary services.

Changes in technology may impair the value of our power plants.

      A basic premise of our business is that generating power at central power plants achieves economies of scale and produces electricity at a relatively low price. There are other technologies that produce electricity, most notably fuel cells, microturbines, windmills and photovoltaic (solar) cells. Research and development activities are ongoing to seek improvements in the alternate technologies. It is possible that advances will reduce the cost of alternate methods of electric production to a level that is equal to or below that of most central station electric production. If this were to happen, the value of our power plants may be significantly impaired.

We are exposed to operational, price and credit risks associated with selling and marketing products in the wholesale power markets.

      We purchase and sell power at the wholesale level under market-based tariffs authorized by the Federal Energy Regulatory Commission, or FERC, throughout the United States and also enter into short-term agreements to market available energy and capacity from our generation assets with the expectation of profiting from market price fluctuations. If we are unable to deliver firm capacity and energy under these agreements, we could be required to pay damages. These damages would generally be based on the difference between the market price to acquire replacement capacity or energy and the contract price of the undelivered capacity or energy. Depending on price volatility in the wholesale energy markets, such damages could be significant. Extreme weather conditions, unplanned power plant outages, transmissions disruptions, and other factors could affect our ability to meet our obligations, or cause significant increases in the market price of replacement capacity and energy. We also face credit risk that parties with whom we contract will default in their performance, in which case we may have to sell our power into a lower-priced market or make purchases in a higher priced market than existed at the time of contract. Although we attempt to mitigate these risks, there can be no assurance that we will be able to fully meet our obligations, that we will not be required to pay damages for failure to perform or that we will not experience counterparty non-performance.

We do not always hedge against risks associated with energy and fuel price volatility.

      We attempt to mitigate risks associated with satisfying our contractual power sales arrangements by reserving generation capacity to deliver electricity to satisfy our net firm sales contracts and, when necessary, by purchasing firm transmission service. We also routinely enter into contracts, such as fuel and power purchase and sale commitments, to hedge our exposure to weather conditions, fuel requirements and other energy-related commodities. We may not, however, hedge the entire exposure of our operations from commodity price volatility. To the extent we fail to hedge against commodity price volatility, our results of operations and financial position may be affected unfavorably.

Our trading, marketing and risk management policies, relating to energy and fuel prices, interest rates and foreign currency, may not work as planned and we may suffer economic losses despite such policies.

      We actively manage the market risk inherent in our energy and fuel, debt and foreign currency positions. The procedures implemented by us and monitored by us to ensure compliance with these policies include validation of transaction and market prices, verification of risk and transaction limits, sensitivity analyses and daily portfolio reporting, including open position, mark-to-market valuations and other risk measurement metrics. Nonetheless, adverse changes in energy and fuel prices, interest rates and foreign currency exchange rates may result in losses in our earnings or cash flows and adversely affect our balance sheet. Our trading, marketing and risk management program may not work as planned. For instance, actual energy and fuel prices may be significantly different or more volatile than the historical trends upon which we based our assumptions for our risk management positions. Similarly, interest rates or foreign currency exchange rates in Europe, particularly the United Kingdom and Latin America where we have foreign operations, could change in significant ways that our risk management procedures were not set up to address. As a result, we cannot always predict the impact that our trading, marketing and risk management decisions may have on us if actual events lead to greater losses or costs due to the ineffectiveness of these decisions, which could adversely affect our earnings and cash flows and our balance sheet.

      In addition, our trading, marketing and risk management activities are exposed to the credit risk that counterparties that owe us money or energy will breach their obligations. We have established risk management policies and programs, including credit policies to evaluate counterparty credit risk. However, if counterparties to these arrangements fail to perform, we may be forced to enter into alternative hedging arrangements or honor underlying commitments at then-current market prices. In that event, our financial results are likely to be adversely affected.

Our operating results may fluctuate on a seasonal basis, especially as a result of unusually severe weather conditions.

      Electrical power supply may be seasonal. For example, in some parts of the country, demand for, and market prices of, electricity peak during the hot summer months, while in other parts of the country such peaks occur in the cold winter months. As a result, our overall operating results in the future may fluctuate substantially on a seasonal basis, especially when unusually severe weather conditions such as heat waves or winter storms make such fluctuations more pronounced. The pattern of this fluctuation may change depending on the nature and location of the facilities we acquire or develop and the terms of our contracts to sell electricity.

We rely on transmission and distribution assets that we do not own or control to deliver our wholesale electricity and natural gas. If transmission is disrupted, or if capacity is inadequate, our ability to sell and deliver power may be hindered.

      We depend on transmission and distribution facilities owned and operated by utilities and other energy companies to deliver the electricity and natural gas we sell to the wholesale market, as well as the natural gas we purchase for use in our electric generation facilities. In Arizona, Illinois, Montana, New England and New York, where we do not own transmission lines, 100% of the output from our generation assets is transmitted over facilities owned and operated by other companies. In Pennsylvania, although we own transmission and distribution facilities, we are a member of the PJM Interconnection, which operates the electric transmission network and electric energy market in the mid-Atlantic region of the United States. Our transmission through PJM is highly dependent on operational conditions at a given time depending on what generation assets are operating within PJM, customer demand, the status of the transmission system and whether or not PJM is importing or exporting energy to other adjacent power pools. If transmission is disrupted, or if capacity is inadequate, our ability to sell and deliver products and satisfy our contractual obligations may be hindered.

      The FERC has issued regulations that require wholesale electric transmission services to be offered on an open-access, non-discriminatory basis. Although these regulations are designed to encourage competition in wholesale market transactions for electricity, there is the potential that fair and equal access to transmission systems will not be available or that sufficient transmission capacity will not be available to transmit electric power as we desire. We cannot predict the timing of industry changes as a result of these initiatives or the adequacy of transmission facilities in specific markets.

Risks Related to Our Business Generally and to Our Industry

A downgrade in our or our subsidiaries’ credit ratings could negatively affect our ability to access capital and increase the cost of maintaining our credit facilities and any new debt.

      Moody’s Investors Service, Inc. rates PPL Energy Supply’s senior unsecured debt at “Baa2,” PPL Electric Utilities’ senior secured debt at “Baa1” and PPL Capital Funding’s senior unsecured debt at “Baa3.” Fitch Ratings rates PPL Capital Funding’s senior unsecured debt at “BBB” and has placed PPL Corporation, PPL Energy Supply and PPL Capital Funding on negative outlook. Standard & Poor’s Ratings Services, a Division of the McGraw-Hill Companies, rates PPL Corporation and PPL Energy Supply at “BBB,” PPL Capital Funding’s senior unsecured debt at “BBB-” and PPL Electric Utilities at “A-.” Our Standard & Poor’s ratings for PPL Corporation and PPL Energy Supply remain on negative outlook. While we do not expect these ratings to limit our ability to fund our short-term liquidity needs and we expect these ratings decisions to have an immaterial impact on the cost to maintain our credit facilities and to access any new long-term debt, any future ratings downgrades, including downgrades to our short-term debt ratings, could negatively affect our ability to fund our short-term liquidity needs and more significantly impact the cost to maintain our credit facilities and to access new long-term debt.

We face competition in our energy supply and development businesses, which may adversely affect our ability to operate profitably.

      The electric power industry has experienced a significant increase in the level of competition in the energy markets over the last several years in response to federal and state deregulation initiatives. Many companies that compete with us and may compete with us in the future have greater financial resources than us and have expanded or may expand their businesses to a greater extent. This competition may negatively impact our ability to sell energy and related products and the prices which we may charge for such products, which could adversely affect our results of operations and our ability to grow our business.

Our investments and projects located outside of the United States expose us to risks related to laws of other countries, taxes, economic conditions, fluctuations in currency rates, political conditions and policies of foreign governments. These risks may delay or reduce our realization of value from our international projects.

      We have operations outside of the United States. The acquisition, financing, development and operation of projects outside of the United States entail significant financial risks, which vary by country, including:

•	changes in foreign laws or regulations relating to foreign operations, including tax laws and regulations;

•	changes in United States laws related to foreign operations, including tax laws and regulations;

•	changes in government policies, personnel or approval requirements;

•	changes in general economic conditions affecting each country;

•	regulatory reviews of tariffs for local distribution companies;

•	changes in labor relations in foreign operations;

•	limitations on foreign investment or ownership of projects and returns or distributions to foreign investors;

•	limitations on ability of foreign companies to borrow money from foreign lenders and lack of local capital or loans;

•	fluctuations in currency exchange rates and difficulty in converting our foreign funds to U.S. dollars, which can increase our expenses and/or impair our ability to meet such expenses, and difficulty moving funds out of the country in which the funds were earned;

•	limitations on ability to import or export property and equipment;

•	compliance with United States foreign corrupt practices laws;

•	political instability and civil unrest; and

•	expropriation and confiscation of assets and facilities.

      Our international operations are subject to regulation by various foreign governments and regulatory authorities. The laws and regulations of some countries may limit our ability to hold a majority interest in some of the projects that we may develop or acquire, thus limiting our ability to control the development, construction and operation of those projects. In addition, the legal environment in foreign countries in which we currently own assets or projects or may develop projects in the future could make it more difficult for us to enforce our rights under agreements relating to such projects. Our international projects may also be subject to risks of being delayed, suspended or terminated by the applicable foreign governments or may be subject to risks of contract invalidation by commercial or governmental entities. In addition, WPD is a regulated regional monopoly distribution business in Great Britain subject to control on the prices it can charge and the quality of supply it must provide. The current distribution price control formula that governs WPD’s allowed revenue is scheduled to operate until April 1, 2005. Any significant lowering of rates implemented by the regulatory authority upon the 2005 regulatory review could lower the amount of revenue WPD generates in relation to its operational costs and could materially lower the income of WPD.

      Despite contractual protections we have against many of these risks for our international operations or potential investments in the future, our actual results and the value of our investment may be adversely affected by the occurrence of any of these events.

We operate in competitive segments of the electric power industry created by deregulation initiatives at the state and federal levels. If the present trend towards competition is reversed, discontinued or delayed, our business prospects and financial condition could be materially adversely affected.

      Some restructured markets have recently experienced supply problems and price volatility. In some of these markets, government agencies and other interested parties have made proposals to delay market restructuring or even re-regulate areas of these markets that have previously been deregulated. In California, legislation has been passed placing a moratorium on the sale of generation plants by public utilities regulated by the California Public Utilities Commission. In 2001, the FERC instituted a series of price controls designed to mitigate (or cap) prices in the entire western U.S. to address the extreme volatility in the California energy markets. These price controls have had the effect of significantly lowering spot and forward energy prices in the western market.

      In addition, the independent system operators, or ISOs, that oversee the transmission systems in certain wholesale power markets have from time to time been authorized to impose price limitations and other mechanisms to address volatility in the power markets. These types of price limitations and other mechanisms may adversely impact the profitability of our wholesale power marketing and trading business.

      Other proposals to re-regulate our industry may be made, and legislative or other action affecting the electric power restructuring process may cause the process to be delayed, discontinued or reversed in the states in which we currently, or may in the future, operate. If the current trend towards competitive restructuring of the wholesale and retail power markets is delayed, discontinued or reversed, our business prospects and financial condition could be materially adversely affected.

Our business is subject to extensive regulation, which may increase our costs, reduce our revenues, or prevent or delay operation of our facilities.

      Our U.S. generation subsidiaries are exempt wholesale generators, or EWGs, which sell electricity into the wholesale market. Generally, our EWGs and our marketing subsidiaries are subject to regulation by the FERC. The FERC has authorized us to sell generation from our facilities and power from our marketing subsidiaries at market-based prices. The FERC retains the authority to modify or withdraw our market-based rate authority and to impose “cost of service” rates if it determines that the market is not workably competitive, that we possess market power or that we are not charging just and reasonable rates. Any reduction by the FERC of the rate we may receive or any unfavorable regulation of our business by state regulators could materially adversely affect our results of operations.

      The acquisition, ownership and operation of power generation facilities require numerous permits, approvals, licenses and certificates from federal, state and local governmental agencies. We may not be able to obtain or maintain all required regulatory approvals. If there is a delay in obtaining any required regulatory approvals or if we fail to obtain or maintain any required approval or comply with any applicable law or regulation, the operation of our assets and our sales of electricity could be prevented or delayed or become subject to additional costs.

Our costs of compliance with environmental laws are significant and the costs of compliance with new environmental laws could adversely affect our profitability.

      Our operations are subject to extensive federal, state, local and foreign statutes, rules and regulations relating to environmental protection. To comply with these legal requirements, we must spend significant sums on environmental monitoring, pollution control and emission fees.

      New environmental laws and regulations affecting our operations, and new interpretations of existing laws and regulations, may be adopted or become applicable to us. For example, the laws governing air emissions from coal-burning plants are being re-interpreted by federal and state authorities. These re-interpretations could result in the imposition of substantially more stringent limitations on these emissions than those currently in effect.

      We may not be able to obtain or maintain all environmental regulatory approvals necessary to our business. If there is a delay in obtaining any required environmental regulatory approval or if we fail to obtain, maintain or comply with any such approval, operations at our affected facilities could be halted or subjected to additional costs. Further, at some of our older facilities it may be uneconomical for us to install the necessary equipment, which may cause us to shut down those generation units.

Our business development activities may not be successful and our projects under construction may not commence operation as scheduled, which could increase our costs and impair our ability to recover our investment.

      The acquisition, development and construction of generating facilities involves numerous risks. We may be required to expend significant sums for preliminary engineering, permitting, fuel supply, resource exploration, legal and other expenses in preparation for competitive bids which we may not win or before it can be established whether a project is feasible, economically attractive or capable of being financed. Our success in developing a particular project is contingent upon, among other things, negotiation of satisfactory engineering, construction, fuel supply and power sales contracts, receipt of required governmental permits and timely implementation and satisfactory completion of construction. If we were unable to complete the development of a facility, we would generally not be able to recover our investment in the project.

      Currently, we have power plants with 663 MW of generation capacity under development or construction and we intend to continue to evaluate opportunities to acquire and develop new, low-cost and efficient electric power generation facilities in key northeastern and western markets. Successful completion of these facilities is subject to numerous factors, including:

•	changes in market prices of power and fuel;

•	our ability to obtain permits and approvals and comply with applicable regulations;

•	availability and timely delivery of gas turbine generators and other equipment;

•	unforeseen engineering problems;

•	construction delays and contractor performance shortfalls;

•	shortages and inconsistent quality of equipment, material and labor;

•	work stoppages;

•	adverse weather conditions;

•	environmental and geological conditions; and

•	unanticipated cost increases.

      Any of these factors could give rise to delays, cost overruns or the termination of a project.

      The failure to complete construction according to specifications and on time can result in cost overruns, liabilities, reduced plant efficiency, higher operating and other costs and reduced earnings.

Risks Related to Corporate and Financial Structure

Our cash flow and ability to meet debt obligations largely depend on the performance of our subsidiaries and affiliates, some of which we do not control.

      We are a holding company and conduct our operations primarily through wholly-owned subsidiaries. Substantially all of our consolidated assets are held by these subsidiaries. Accordingly, our cash flow and our ability to meet our obligations under the notes are largely dependent upon the earnings of our subsidiaries and the distribution or other payment of such earnings to us in the form of dividends or loans or advances and repayment of loans or advances from us. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the notes or to make any funds available for such payment.

      Because we are a holding company, our obligations under the notes will be effectively subordinated to all existing and future liabilities of our subsidiaries and, as of September 30, 2003, excluding the obligations of PPL Corporation and PPL Capital Funding, our subsidiaries had outstanding approximately $6.1 billion of indebtedness on their balance sheets. Furthermore, as of September 30, 2003, PPL had approximately $1.5 billion of debt obligations (excluding the trust preferred securities and the new notes) due prior to May 2006, the maturity of the subordinated notes underlying the trust preferred securities. Therefore, our rights and the rights of our creditors, including the rights of the holders of the notes, to participate in the assets of any subsidiary in the event that such a subsidiary is liquidated or reorganized will be subject to the prior claims of such subsidiary’s creditors. To the extent that either we may be a creditor with recognized claims against any such subsidiary, our claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of such subsidiary and would be subordinated to any indebtedness or other liabilities of such subsidiary senior to that held by us. Although certain agreements to which we and our subsidiaries are parties limit the incurrence of additional indebtedness, we and our subsidiaries retain the ability to incur substantial additional indebtedness and other liabilities.

      The debt agreements of some of our subsidiaries and affiliates restrict their ability to pay dividends, make distributions or otherwise transfer funds to us upon failing to meet certain financial tests or covenants prior to the payment of other obligations, including operating expenses, debt service and reserves, although we currently believe that all of our subsidiaries and affiliates are in compliance with such tests and covenants. Further, if we elect to receive distributions of earnings from our foreign operations, we may incur United States taxes, net of any available foreign tax credits, on such amounts. Distributions to us from our international projects are, in some countries, also subject to withholding taxes.

We may need significant additional financing to pursue growth opportunities.

      We continually review potential acquisitions and development projects and may enter into significant acquisitions or development projects in the future. Any acquisition or development project will likely require access to substantial capital from outside sources on acceptable terms. We can give no assurance that we will obtain the substantial debt and equity capital required to invest in, acquire and develop new generation projects or to refinance existing projects. We may also need external financing to fund capital expenditures, including capital expenditures necessary to comply with environmental regulations or other regulatory requirements.

      Our ability to arrange financing and our cost of capital are dependent on numerous factors, including:

•	general economic conditions, including the conditions in the energy industry;

•	credit availability from banks and other financial institutions;

•	market prices for electricity and fuels;

•	our capital structure and the maintenance of acceptable credit ratings;

•	our financial performance;

•	the success of current projects and the perceived quality of new projects; and

•	provisions of relevant tax and securities laws.

      The inability to obtain sufficient financing on terms that are acceptable to us could adversely affect our ability to pursue acquisition and development opportunities and fund capital expenditures.

FORWARD-LOOKING INFORMATION

      Certain statements included or incorporated by reference in this prospectus supplement, including statements with respect to future earnings, energy supply and demand, costs, electric rates, subsidiary performance, growth, new technology, project development, fuel and energy prices, strategic initiatives, and generating capacity and performance, are “forward looking statements” within the meaning of the federal securities laws. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. These forward-looking statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the forward-looking statements. In addition to the specific factors discussed in the “Risk Factors” section in this prospectus supplement and our reports that are incorporated by reference, the following are among the important factors that could cause actual results to differ materially from the forward-looking statements:

•	market demand and prices for energy, capacity and fuel;

•	weather conditions affecting customer energy usage and operating costs;

•	competition in retail and wholesale power markets;

•	effect of any business or industry restructuring;

•	profitability and liquidity of PPL Corporation and its subsidiaries;

•	new accounting requirements or new interpretations or applications of existing requirements;

•	operation of existing facilities and operating costs of PPL Corporation and its subsidiaries;

•	environmental conditions and requirements;

•	transmission and distribution system conditions and operating costs;

•	development of new projects, markets and technologies;

•	performance of new ventures;

•	asset acquisitions and dispositions;

•	political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business;

•	receipt of necessary governmental permits, approvals and rate relief;

•	impact of state or federal investigations applicable to us or our industry;

•	outcome of litigation against us;

•	capital markets conditions and decisions regarding capital structure;

•	stock price performance of PPL Corporation;

•	market prices of equity securities and resultant cash funding requirements for defined benefit pension plans;

•	securities and credit ratings of PPL Corporation and its subsidiaries;

•	state and federal regulatory developments;

•	foreign exchange rates;

•	new state or federal legislation, including new tax legislation;

•	national or regional economic conditions, including any potential effects arising from the September 11, 2001 terrorist attacks in the United States, the situation in Iraq and any consequential hostilities or other hostilities; and

•	commitments and liabilities of PPL Corporation and its subsidiaries.

      Any such forward-looking statements should be considered in light of such important factors and in conjunction with other documents of PPL Corporation and its subsidiaries that are on file with the Securities and Exchange Commission, or the SEC.

      New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all of such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update the information contained in such statement to reflect subsequent developments or information.

      We caution you that any one of these factors or other factors described under the heading “Risk Factors” in this prospectus supplement, or a combination of these factors, could materially affect our future results of operations and financial position and whether our forward-looking statements ultimately prove to be accurate. These forward-looking statements are not guarantees of our future performance, and our actual results and future performance may differ materially from those suggested in our forward-looking statements. When considering these forward-looking statements, you should keep in mind the factors described under the heading “Risk Factors” in this prospectus supplement and other cautionary statements in this prospectus supplement and the documents we have incorporated by reference.

RATIO OF EARNINGS TO FIXED CHARGES

	Twelve Months	Year Ended December 31,
	Ended
	September 30, 2003	2002	2001	2000	1999	1998

Ratio of Earnings to Fixed Charges(a)	2.3	1.9	1.7	2.5	2.7	3.1

(a)	Computed using earnings and fixed charges of PPL Corporation and its subsidiaries. Fixed charges consist of interest on short- and long-term debt, other interest charges, interest on capital lease obligations and the estimated interest component of other rentals.

USE OF PROCEEDS

      We are remarketing $257,200,750 of trust preferred securities to investors on behalf of holders of PPL Corporation’s PEPS Units issued in May 2001. Each PEPS Unit initially consisted of a trust preferred security and a purchase contract under which the holder agreed to purchase shares of common stock from PPL Corporation for $25 on or prior to May 18, 2004.

      We will not receive any proceeds from the remarketing. An amount equal to approximately 101.67% of the aggregate liquidation amount of the remarketed trust preferred securities currently held as components of PEPS Units will be applied to purchase a portfolio of U.S. Treasury securities that mature on or prior to May 17, 2004, to secure the obligations of the PEPS Unit holders under the purchase contracts. An amount equal to any proceeds from the remarketing of those trust preferred securities in excess of the U.S. Treasury securities purchase price will be paid to those holders after the remarketing agent deducts the placement fee of 0.25% of the U.S. Treasury portfolio purchase price.

ACCOUNTING TREATMENT

      As a result of the implementation of FIN 46 effective December 31, 2003, the Trust has been deconsolidated from PPL Corporation since PPL Corporation would not be the primary beneficiary of the Trust. This deconsolidation has resulted in PPL Corporation reflecting a liability for the PPL Capital Funding subordinated notes payable to the Trust, which under the prior accounting treatment would have been eliminated in consolidation. Any amortization of debt discount and interest payments associated with any PPL Capital Funding subordinated notes payable will be classified on the consolidated statements of income as interest expense.

DESCRIPTION OF THE REMARKETED TRUST PREFERRED SECURITIES

      The following description is a summary of the terms of the trust preferred securities. It supplements the description of the preferred trust securities in the accompanying prospectus and, to the extent it is inconsistent with the accompanying prospectus, replaces the description in the accompanying prospectus. The trust preferred securities have been issued pursuant to the terms of the trust agreement. The terms of the trust preferred securities include those stated in the trust agreement and those made part of the trust agreement by the Trust Indenture Act.

      The following description of certain terms of the trust preferred securities and certain provisions of the trust agreement in this prospectus supplement and their description in the accompanying prospectus contain a description of certain of their terms but do not purport to be complete, and reference is hereby made to the copy of the trust agreement (including the definitions of certain terms used therein) that is filed as an exhibit or incorporated by reference to the registration statement, the Delaware Statutory Trust Act and the Trust Indenture Act.

Securities Issuable by the Trust

      The trust agreement authorizes the Trust to issue the trust preferred securities and the trust common securities. The trust preferred securities and the trust common securities represent undivided beneficial interests in the assets of the Trust. PPL Capital Funding owns all of the trust common securities. PPL Capital Funding may transfer the trust common securities only to an affiliate that is a U.S. person for U.S. federal income tax purposes. The trust preferred securities and the trust common securities generally have equivalent terms, except that:

•	if an event of default under the subordinated notes indenture occurs and is continuing, the holders of the trust preferred securities have the right to receive all unpaid and accumulated periodic distributions and liquidation, redemption and other payments before the holder of the trust common securities receives any payments; and

•	unless an event of default under the subordinated notes indenture occurs, the holder of trust common securities has the right to appoint, remove or replace the trustees; and

•	the holder of trust common securities has the exclusive right to increase or decrease the number of trustees.

Distributions

      As a beneficial owner of the subordinated notes, you will be entitled to receive cash distributions on your trust preferred security that will accumulate and be payable at a rate per year of 7.29% of the stated liquidation amount of $25 per trust preferred security. Interest not paid on the subordinated notes will accrue and compound quarterly at the rate of 7.29% per year and, as a result, distributions on the trust preferred securities not paid on the scheduled payment date will accumulate and compound quarterly at the rate of 7.29% per year through and including May 18, 2006. The term “distribution,” as used herein, includes any such distributions payable unless otherwise stated. Distributions will be payable to the person in whose name the trust preferred security is registered at the close of business on the 15th day (whether or not a business day) prior to the distribution payment date, except that when the trust preferred securities are represented by global security certificates held by DTC, the record date will be one business day prior to the distribution payment date.

      The amount of interest payable on the subordinated notes, and, as a result, distributions payable for any period will be computed (1) for any full quarterly interest period, on the basis of a 360-day year of twelve 30-day months, and (2) for any period shorter than a full quarterly interest period, on the basis of a 30-day month and, for any period of less than one month, on the basis of the actual number of days elapsed per 30-day month.

      Interest on the subordinated notes will be cumulative, will accrue from February 18, 2004 and will be payable quarterly, in arrears, on February 18, May 18, August 18 and November 18 of each year, commencing May 18, 2004, and, as a result, distributions on the trust preferred securities will be cumulative, will accumulate from February 18, 2004, and will be payable quarterly in arrears on such dates.

      Distributions are payable only to the extent that payments are made to the Trust in respect of the subordinated notes of PPL Capital Funding held by the property trustee and to the extent the Trust has funds available for the payment of such distributions.

DESCRIPTION OF THE PPL CAPITAL FUNDING SUBORDINATED NOTES

      The following description is a summary of the terms of the subordinated notes of PPL Capital Funding. It supplements the description of the subordinated debt securities in the accompanying prospectus and, to the extent it is inconsistent with the accompanying prospectus, replaces the description in the accompanying prospectus. The subordinated notes of PPL Capital Funding were issued under a subordinated indenture, dated as of May 9, 2001, as supplemented by a first supplemental indenture relating to the PPL Capital Funding subordinated notes, between us and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as indenture trustee.

      The descriptions in this prospectus supplement and the accompanying prospectus contain a description of certain terms of the PPL Capital Funding subordinated notes and the indenture but do not purport to be complete, and reference is hereby made to the indenture, the supplemental indenture and the form of subordinated note that are filed as exhibits or incorporated by reference to the registration statement and to the Trust Indenture Act.

General

      The subordinated notes are PPL Capital Funding’s direct, unsecured obligations and rank without preference or priority among themselves and equally with all of PPL Capital Funding’s existing and future unsecured and subordinated indebtedness. The subordinated notes initially were issued in an aggregate principal amount equal to $592,783,506, such amount being the sum of the maximum aggregate stated liquidation amounts of the trust preferred securities and the trust common securities. As a result of the exchange offer completed on January 21, 2004 in which 3,975,160 outstanding PEPS Units were exchanged for 3,975,160 PEPS Units, Series B, upon the remarketing, there will be subordinated notes in an aggregate principal amount equal to $490,331,000 outstanding, being the sum of the aggregate stated liquidation amount of the remarketed trust preferred securities and the trust common securities.

      The PPL Capital Funding subordinated notes are unconditionally guaranteed by PPL Corporation as described in the accompanying prospectus under “Description of the Subordinated Debt Securities—Subordinated Guarantees.”

      The subordinated notes are not subject to a sinking fund provision. Unless a tax event redemption occurs, the entire principal amount of the subordinated notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on May 18, 2006.

      PPL Corporation has the right at any time to dissolve the Trust and cause the subordinated notes to be distributed to the holders of the trust securities. If the Trust is dissolved (other than as a result of the redemption of the subordinated notes), you will receive your pro rata share of the subordinated notes held by the Trust (after any creditors of the Trust have been paid).

      If the subordinated notes are distributed to the holders of the trust securities in liquidation of such holders’ interests in the Trust, the subordinated notes will initially be issued in the form of one or more global certificates deposited with The Depository Trust Company, or DTC. Under certain limited circumstances, the subordinated notes may be issued in certificated form in exchange for the global certificates. In the event that the subordinated notes are issued in certificated form, the subordinated notes will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on subordinated notes issued as global certificates will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the subordinated notes. In the event the subordinated notes are issued in certificated form, principal and interest will be payable, the transfer of the subordinated notes will be registrable and the subordinated notes will be exchangeable for subordinated notes of other denominations of a like aggregate principal amount at the corporate trust office or agency of the subordinated notes indenture trustee in New York City, provided that at our option, payment of interest may be made by check. Notwithstanding the foregoing, so long as the holder of any subordinated notes is the property trustee, we will make payment of principal and interest on the subordinated notes held by the property trustee at such place and to such account as may be designated by the property trustee.

      The indenture does not contain provisions that afford holders of the subordinated notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders.

Interest

      Each subordinated note will bear interest at the rate of 7.29% per year from February 18, 2004, payable quarterly in arrears on February 18, May 18, August 18 and November 18 of each year, commencing May 18, 2004. Interest will be payable to the person in whose name the subordinated note is registered at the close of business on the 15th day (whether or not a business day) prior to the interest payment date, except that when the subordinated notes are represented by global security certificates held by DTC or are held by the Trust, the record date will be one business day prior to the interest payment date. Because the subordinated notes are subject to the contingent payment rules, original issue discount (OID) will accrue on the subordinated notes for United States federal income tax purposes.

      The amount of interest payable on the subordinated notes for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the subordinated notes is not a business day, then payment of the interest payable on such date will be made on the next day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next calendar year, then such payment will be made on the preceding business day.

Covenants of PPL Corporation

      PPL Corporation covenants that during the continuance of an event of default under the trust agreement, it will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any PPL Corporation capital stock; or

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally or junior in interest to the subordinated notes of PPL Capital Funding or make any guarantee payments with respect to any guarantee by it of the debt of any subsidiary of PPL Corporation if such guarantee ranks equally with or junior in interest to the PPL Capital Funding subordinated notes.

      However, PPL Corporation may:

•	declare a dividend in connection with the implementation of a stockholders’ rights plan or the redemption or repurchase of any such rights pursuant thereto;

•	reclassify PPL Corporation’s capital stock or exchange or convert one class or series of PPL Corporation’s capital stock for another class or series of PPL Corporation’s capital stock;

•	purchase fractional interests in shares of PPL Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	declare dividends or distributions in PPL Corporation’s capital stock; and

•	make payments under the guarantee related to the trust preferred securities.

Optional Redemption—Tax Event

      If a tax event, as defined below, occurs and is continuing, we may redeem, at our option, the subordinated notes in whole, but not in part, at a price equal to, for each subordinated note, the redemption amount, as defined below, plus accrued and unpaid interest thereon to the date of redemption. Upon a tax event redemption, the Trust will use the proceeds of such tax event redemption to redeem trust preferred securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the subordinated notes redeemed by distributing the redemption amount plus any accumulated and unpaid distributions to the date of redemption.

      “Redemption amount” means, for each subordinated note, the product of the principal amount of such subordinated note and a fraction, the numerator of which is the treasury portfolio purchase price, as defined below, and the denominator of which is the applicable principal amount, as defined below.

      “Tax event” means the receipt by PPL Capital Funding and the Trust of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the trust preferred securities, there is more than an insubstantial increase in the risk that (1) the Trust is, or within 90 days of the date of such opinion will be, subject to United States federal income tax with respect to income received or accrued on the subordinated notes, (2) interest payable by us on the subordinated notes is not, or within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes, or (3) the Trust is, or within 90 days of the date of such opinion will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      “Treasury portfolio purchase price” means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day preceding the tax event redemption date for the purchase of the treasury portfolio for settlement on the tax event redemption date.

      “Treasury portfolio” means a portfolio of zero-coupon U.S. Treasury securities consisting of (i) principal or interest strips of U.S. Treasury securities that mature on or prior to May 17, 2006 in an aggregate amount equal to the aggregate principal amount of subordinated notes outstanding on the tax event redemption date and (ii) with respect to each scheduled interest payment date on the subordinated notes that occurs after the tax event redemption date, principal or interest strips of such U.S. Treasury securities that mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of subordinated notes outstanding on such date.

      “Applicable principal amount” means the aggregate principal amount of the subordinated notes corresponding to the aggregate stated liquidation amount of the trust preferred securities outstanding on the tax event redemption date.

      “Quotation agent” means (1) Morgan Stanley & Co. Incorporated and its successors, provided that if Morgan Stanley & Co. Incorporated ceases to be a primary treasury dealer, we will substitute another primary treasury dealer therefor, or (2) any other primary treasury dealer selected by us.

Additional Indenture Provisions Applicable to the Subordinated Notes of PPL Capital Funding

      As long as the subordinated notes are held by the Trust, it will be an event of default with respect to the subordinated notes if the Trust voluntarily or involuntarily dissolves, winds up its business or otherwise terminates its existence except in connection with:

•	the distribution of the subordinated notes to holders of trust preferred securities and trust common securities in liquidation of their interests in the Trust;

•	the redemption of all of the outstanding trust preferred securities and trust common securities; or

•	certain mergers, consolidations or amalgamations, each as permitted by the trust agreement.

Agreement by Purchasers of Certain Tax Treatment

      Each subordinated note will provide that, by acceptance of the subordinated note, or a beneficial interest therein, you intend that the subordinated note constitutes debt and you agree to treat it as debt for United States federal, state and local tax purposes.

DESCRIPTION OF THE GUARANTEE

      The following description is a summary of the terms of the guarantee that was executed and delivered by us for the benefit of the holders of the trust preferred securities. It supplements the description of the guarantee in the accompanying prospectus and, to the extent it is inconsistent with the accompanying prospectus, replaces the description in the accompanying prospectus. The terms of the guarantee are those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act.

      The descriptions contained in this prospectus supplement and the accompanying prospectus contain a description of certain terms of the guarantee, but do not purport to be complete, and reference is hereby made to the form of guarantee (including definitions of certain terms used therein) that is filed as an exhibit or incorporated by reference to the registration statement.

      To the extent described below, PPL Corporation agrees to pay the following amounts in full if they are not paid by the Trust:

•	any accumulated and unpaid distributions on the trust preferred securities to the extent we have made corresponding payments on the subordinated notes of PPL Capital Funding to the property trustee;

•	the redemption price for any trust preferred securities called for redemption by the trust, including all accumulated and unpaid distributions to the date of redemption, to the extent we have made corresponding payments on the PPL Capital Funding subordinated notes to the property trustee; and

•	payments upon the dissolution, winding-up or termination of the Trust equal to the lesser of:

•	the stated liquidation amount plus all accumulated and unpaid distributions on the trust preferred securities to the extent the Trust has funds legally available for those payments; and

•	the amount of assets of the Trust remaining legally available for distribution to the holders of the trust preferred securities in liquidation of the trust.

      PPL Corporation is not required to make these liquidation payments if:

•	the Trust distributes the PPL Capital Funding subordinated notes to the holders of the trust preferred securities in exchange for their trust preferred securities; or

•	the Trust redeems the trust preferred securities in full upon the maturity or redemption of the PPL Capital Funding subordinated notes.

      The guarantee is a guarantee from the time of issuance of the trust preferred securities. PPL Corporation is obligated to make guarantee payments when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. PPL Corporation may satisfy its obligations to make guarantee payments either by making payments directly to holders of the trust preferred securities or to the guarantee trustee for remittance to the holders or by causing the Trust to make the payments to them.

      The guarantee only covers distributions and other payments on the trust preferred securities if and to the extent we have made corresponding payments on the PPL Capital Funding subordinated notes to the property trustee. If we do not make those corresponding payments:

•	the property trustee will not make distributions on the trust preferred securities;

•	the Trust will not have funds available for payments on the trust preferred securities; and

•	we will not be obligated to make guarantee payments.

      Our obligation to make guarantee payments is:

•	unsecured;

•	senior in right of payment to our subordinated liabilities or subordinated guarantees entered into relating to our other liabilities;

•	equal in rank to any securities or guarantees that are expressly made equal by their terms; and

•	senior to our share capital.

      We have, through the guarantee, the PPL Capital Funding subordinated notes and the indenture, taken together, fully and unconditionally guaranteed all of the Trust’s obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of the documents that has the effect of providing a full and unconditional guarantee of the Trust’s obligations under the trust agreement.

Covenants of PPL Corporation

      Under the guarantee, PPL Corporation agrees that, as long as any trust preferred securities issued by the Trust are outstanding, PPL Corporation will not make the payments and distributions described below if:

•	PPL Corporation is in default on its guarantee payments or other payment obligations under the guarantee; or

•	any event of default under the trust agreement has occurred and is continuing.

      In these circumstances, PPL Corporation agrees that it will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock; or

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally or junior in interest to the subordinated notes of PPL Capital Funding or make any guarantee payments with respect to any guarantee by it of the debt of any subsidiary of PPL Corporation if such guarantee ranks equally with or junior in interest to the PPL Capital Funding subordinated notes.

      However, even during such circumstances, we may:

•	declare a dividend in connection with the implementation of a stockholders’ rights plan or the redemption or repurchase of any such rights pursuant thereto;

•	reclassify PPL Corporation’s capital stock or exchange or convert one class or series of PPL Corporation’s capital stock for another class or series of PPL Corporation’s capital stock;

•	purchase fractional interests in shares of PPL Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	declare dividends or distributions in PPL Corporation’s capital stock; and

•	make payments under the guarantee related to the trust preferred securities.

BOOK-ENTRY SYSTEMS

      DTC will act as securities depository for the trust preferred securities and, if applicable, the subordinated notes of PPL Capital Funding, collectively referred to as the “securities.” The securities will be issued in fully-registered form in the name of Cede & Co. (DTC’s partnership nominee). We will issue one or more fully registered certificates as global securities for each of the securities in their respective aggregate principal or stated amounts and deposit the certificates with DTC.

      DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, or the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized book-entry changes in direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC.

      If you intend to purchase any of the securities in the manner provided by this prospectus supplement you must do so through the DTC system by or through direct participants. The participant that you purchase through will receive a credit for the applicable security on DTC’s records. The ownership interest of each actual purchaser of the applicable security, who we refer to as a “beneficial owner,” is in turn to be received on the participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the applicable security except in the event that use of the book-entry system for the securities is discontinued.

      To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote with respect to the securities. Under its usual procedures, DTC would mail an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      We will make any payments on the securities to DTC. DTC’s practice is to credit direct participants’ accounts on the payable date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, us or any trustee, subject to any statutory or regulatory requirements as may be in effect from time to time.

      We or the applicable trustee will be responsible for the payment of all amounts to DTC. DTC will be responsible for the disbursement of those payments to its participants, and the participants will be responsible for disbursements of those payments to beneficial owners.

      DTC may discontinue providing its service as securities depository with respect to the securities at any time by giving reasonable notice to us or the trustee. Under these circumstances, in the event that a successor securities depository is not obtained, we will print and deliver to you certificates for the securities.

      Also, in case we decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) we will print and deliver to you certificates for the various certificates you may own.

      The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable (including DTC), but we take no responsibility for its accuracy.

      Neither we, nor any trustee nor the underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to:

•	the accuracy of the records of DTC, its nominee or any participant,

•	any ownership interest in the securities, or

•	any payments to, or the providing of notice, to participants or beneficial owners.

UNITED STATES INCOME TAX CONSEQUENCES

      The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the trust preferred securities. Except where noted, this summary deals only with a trust preferred security held as a capital asset by a holder who:

•	is a United States holder (as defined below), and

•	purchases the trust preferred security in the remarketing at the remarketing offering price.

      A “United States holder” is a beneficial owner of a trust preferred security who is one of the following:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes that is created or organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

      A “Non-United States holder” is a beneficial owner of a trust preferred security other than a United States holder.

      The tax treatment of a holder may vary depending on such holder’s particular situation. This summary does not address all the tax consequences that may be relevant to holders that are subject to special tax treatment, such as:

•	dealers in securities or currencies;

•	financial institutions;

•	tax-exempt investors;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	insurance companies;

•	real estate investment companies;

•	regulated investment companies;

•	persons holding the trust preferred security as part of a hedging, conversion, integrated or constructive sale transaction;

•	persons holding the trust preferred security as part of a straddle;

•	United States holders whose functional currency is not the United States dollar; or

•	persons liable for alternative minimum tax.

      In addition, if a partnership holds trust preferred securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding the trust preferred securities, such investor should consult its tax advisors.

      This summary is based on the Internal Revenue Code of 1986, as amended (which is referred to as the “Code”), the Treasury regulations promulgated under the Code and administrative and judicial interpretations. These income tax laws, regulations and interpretations, however, may change at any time. Any change could be retroactive to the issuance date of the trust preferred securities.

      No statutory, administrative or judicial authority directly addresses the treatment of trust preferred securities or instruments similar to trust preferred securities for United States federal income tax purposes. As a result, no assurance can be given that the Internal Revenue Service, or IRS, or the courts will agree with the tax consequences described herein. You should consult your own tax advisor regarding the tax consequences to you of the purchase, ownership and disposition of the trust preferred securities, including the tax consequences under state, local, foreign and other tax laws.

Trust Preferred Securities

Classification of the Trust

      In connection with the issuance of the trust preferred securities, Simpson Thacher & Bartlett LLP is of the opinion that under current law and assuming full compliance with the terms of the trust agreement, and based upon certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided beneficial ownership interest in the subordinated notes. Thus, you will be required to include in your gross income your proportionate share of the original issue discount that is accrued on the subordinated notes. See below under the caption “—Accrual of Interest” in this section.

Classification of the Subordinated Notes

      PPL Capital Funding intends to take the position that its subordinated notes will be classified for all United States tax purposes as indebtedness of PPL Capital Funding under current law. PPL Capital Funding, the Trust and you, by your acceptance of a beneficial ownership interest in a trust preferred security, agree to treat the PPL Capital Funding subordinated notes as indebtedness for all United States tax purposes. The remainder of this discussion assumes that the subordinated notes will be classified as indebtedness of PPL Capital Funding.

      You will not be entitled to a dividends received deduction with respect to any income you recognize on the PPL Capital Funding subordinated notes.

United States Holders

Accrual of Interest

      Because of the manner in which the interest rate on the subordinated notes is reset, the subordinated notes are classified as contingent payment debt obligations under the Treasury regulations. All payments on the subordinated notes including stated interest will be taken into account under these Treasury regulations and actual cash payments of interest on the subordinated notes will not be reported separately as taxable income. As discussed more fully below, the effect of these Treasury regulations will be to require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the subordinated notes.

      Under the contingent payment debt rules, each year you will be required to include in income original issue discount adjusted in the manner described below, regardless of your usual method of tax accounting. Such original issue discount will be based on the comparable yield of the subordinated notes. This amount will differ from the interest payments actually received by you.

      Pursuant to the contingent payment debt rules, PPL Capital Funding was required to provide the comparable yield and, solely for tax purposes, was also required to provide a projected payment schedule with respect to the subordinated notes. PPL Capital Funding determined, as of the issue date of the subordinated notes, that the comparable yield was an annual rate of 7.71%. Based on the comparable yield, the projected payment schedule for the subordinated notes per $25 of principal amount was $0.5012 for the initial period ending on August 18, 2001, $0.4556 for each subsequent quarter ending on or prior to February 18, 2004,

$0.5024 for each quarter ending after February 18, 2004 and $25.5024 at maturity (which includes the stated principal amount of the subordinated notes as well as the final projected interest payment). Under the first supplemental indenture governing the subordinated notes, PPL Capital Funding agreed, and by acceptance of a beneficial interest in the subordinated notes you will be deemed to have agreed, for United States federal income tax purposes, to be bound by PPL Capital Funding’s determination of the comparable yield and projected payment schedule.

      The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of your interest accruals and adjustments thereof in respect of the subordinated notes and do not constitute a representation regarding the actual amount of the payment on a subordinated note.

      The amount of original issue discount on a subordinated note for each accrual period is determined by multiplying the comparable yield of the subordinated note, adjusted for the length of the accrual period, by the subordinated note’s adjusted issue price at the beginning of the accrual period, determined in accordance with the rules set forth in the contingent payment debt regulations. The adjusted issue price of each subordinated note at the beginning of each accrual period equals $25.00, increased by original issue discount previously accrued on the subordinated note and decreased by the payments projected to be made on the subordinated note. The amount of original issue discount so determined is then allocated on a ratable basis to each day in the accrual period that a holder held the subordinated note. As a result of the remarketing, the remaining payments on the subordinated notes will become fixed for each quarter, and the difference between such fixed amount and the $0.5024 projected amount to be paid will constitute an adjustment to the amount of original issue discount that will be accrued on the subordinated notes. PPL Capital Funding is required to provide information returns stating the amount of original issue discount accrued on subordinated notes held of record by persons other than corporations and other exempt owners.

      If you purchase a trust preferred security in the secondary market, you will be deemed to have purchased the underlying subordinated note. If you purchase a subordinated note for an amount that differs from the adjusted issue price of the subordinated note at the time of purchase, you will be required to accrue original issue discount on the subordinated note in accordance with the comparable yield even if market conditions have changed since the date of issuance. Adjustments will cause, as the case may be, a “positive adjustment” (i.e., an increase) or a “negative adjustment” (i.e., a decrease) to your original issue discount inclusion. If the purchase price of a subordinated note is less than its adjusted issue price, a positive adjustment will result, and if the purchase price is more than the adjusted issue price of a subordinated note, a negative adjustment will result. Any difference between your purchase price for the subordinated note and the adjusted issue price of the subordinated note should be allocated to daily portions of original issue discount over the remaining term of the subordinated note. The amount so allocated to a daily portion of original issue discount should be taken into account by you as a reduction or increase in such original issue discount. Any negative or positive adjustment of the kind described above made by you will decrease or increase, respectively, your tax basis in the subordinated note.

      Because of the manner in which original issue discount accrues on the subordinated notes, the amount of the original issue discount so accrued on a subordinated note for each quarter ending after February 18, 2004 will be less than the amount of interest paid on the subordinated note for such quarter.

      Certain United States holders will receive IRS Forms 1099-OID reporting interest accruals on their subordinated note. Those forms will not, however, reflect the effect of any positive or negative adjustments resulting from your purchase of the subordinated note in the remarketing at a price that differs from its adjusted issue price on the date of purchase. You are urged to consult your tax advisor as to whether, and how, such adjustments should be made to the amounts reported on any IRS Form 1099-OID.

Sale, Exchange or Other Disposition of the Trust Preferred Securities

      Upon the disposition of a trust preferred security, you will generally have gain or loss equal to the difference between your amount realized and your adjusted tax basis in the subordinated note underlying the trust preferred security. Gain or loss on the sale, exchange or other disposition of a subordinated note underlying a trust preferred security that occurs during the six-month period following the date the interest rate is reset will generally be treated as ordinary income or loss, unless no further payments are due during the remainder of the six month period. Gain recognized on the sale, exchange or other disposition of a subordinated note underlying a trust preferred security starting from the date when no further payments are due during the six-month period after the interest rate on the subordinated notes is reset will generally be ordinary income to the extent attributable to the excess, if any, of the present value of the total remaining principal and interest payments due on the subordinated note and the present value of the total remaining payments set forth on the projected payment schedule for such subordinated note. The amount of any ordinary loss may not exceed your prior net interest inclusions (reduced by the total net negative adjustments previous allowed as an ordinary loss). Any gain or loss recognized on a sale, exchange or other disposition of a subordinated note which is not treated as ordinary income or loss (as described above) generally will be treated as capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are subject to tax at preferential rates. Your ability to deduct capital losses is subject to limitations.

      Special rules apply in determining the tax basis of a subordinated note. Your tax basis in a subordinated note is generally increased by original issue discount you previously accrued on the subordinated note, and reduced by the payments projected to be made.

Distribution of Subordinated Notes or Cash Upon Liquidation of the Trust

      As discussed under the caption “Description of the PPL Capital Funding Subordinated Notes” in this prospectus supplement, the subordinated notes held by the Trust may be distributed to you in exchange for your trust preferred securities if the Trust is liquidated before the maturity of the subordinated notes.

      Under current law, except as described below, this type of distribution from a grantor trust would not be taxable. Upon such a distribution, you will receive your proportionate share of the subordinated notes previously held indirectly through the Trust. Your holding period and total tax basis in the subordinated notes will equal the holding period and total tax basis that you had in your trust preferred securities before the distribution. If, however, the Trust is treated as an association taxable as a corporation, a tax event will occur. If we elect to distribute the subordinated notes to you at this time, the distribution would be taxable to you and the Trust.

      If you receive subordinated notes in exchange for your trust preferred securities, you would accrue interest in respect of the subordinated notes received from the Trust in the manner described above under the caption “—Accrual of Interest.”

      In certain circumstances described under the caption “Description of the PPL Capital Funding Subordinated Notes—Option Redemption—Tax Event” in this prospectus supplement, we may redeem the subordinated notes and distribute cash in liquidation of the Trust. This redemption would be taxable as described above under “—Sale, Exchange or Other Disposition of the Trust Preferred Securities.”

Non-United States Holders

      The following discussion is a summary of certain United States federal tax consequences that will apply to you if you are a Non-United States holder of the trust preferred securities. Special rules may apply to you if you are a controlled foreign corporation, passive foreign investment company, foreign personal holding company or, in certain circumstances, an individual who is a United States expatriate and therefore subject to special treatment under the Code. You should consult your own tax advisor to determine the United States federal, state, local and other tax consequences that may be relevant to you.

United States Federal Withholding Tax

      The 30% United States federal withholding tax will generally not apply to any payment, including original issue discount, on a subordinated note underlying the trust preferred security under the portfolio interest rule provided that:

•	interest paid on the subordinated note is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually, or constructively, own 10% or more of the total combined voting power of all classes of PPL Corporation or PPL Capital Funding voting stock within the meaning of Section 871(h)(3) of the Code and the Treasury regulations;

•	you are not a controlled foreign corporation that is related to PPL Corporation or PPL Capital Funding, actually or constructively, through stock ownership;

•	you are not a bank whose receipt of interest on the subordinated notes is described in section 881(c)(3)(A) of the Code; and

•	(1) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States holder, or (2) you hold the trust preferred securities through certain foreign intermediaries and you satisfy the certification requirements of applicable Treasury regulations.

      Special certification rules apply to Non-United States holders that are pass-through entities rather than individuals.

      If you cannot satisfy the requirements described above, payments made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the subordinated notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as described below under “—United States Federal Income Tax”). Alternative documentation may be applicable in certain situations.

United States Federal Income Tax

      If you are engaged in a trade or business in the United States and interest (including original issue discount) on the subordinated notes underlying the trust preferred securities is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax, provided you comply with certain certification and disclosure requirements discussed above in “—United States Federal Withholding Tax”) in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower applicable income tax treaty rate, of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States.

      Any gain realized on the disposition of a trust preferred security will generally not be subject to United States federal income tax unless (1) that gain or income is effectively connected with the conduct of a trade or business by you in the United States or (2) you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

United States Federal Estate Tax

      Your estate will not be subject to United States federal estate tax on trust preferred securities beneficially owned by you at the time of your death, provided that any payment to you on a subordinated notes would be eligible for exemption from the 30% withholding tax under the rules described in the bullet points under the heading “—United States Federal Withholding Tax,” without regard to the certification requirements of the fifth bullet point.

Information Reporting and Backup Withholding

      If you are a United States holder of trust preferred securities, information reporting requirements will generally apply to all payments PPL Capital Funding makes to you and the proceeds from the sale of a trust preferred security paid to you, unless you are an exempt recipient such as a corporation. Backup withholding tax will apply to those payments if you fail to provide an accurate taxpayer identification number, a certification of exempt status, or if you fail to comply with applicable U.S. information reporting requirements.

      If you are a Non-United States holder of trust preferred securities, PPL Capital Funding must report annually to the IRS and to you the amount of payments we make to you and the tax withheld with respect to such payments, regardless of whether withholding was required. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. In general, you will not be subject to backup withholding regarding payments PPL Capital Funding makes to you provided that we do not have actual knowledge or reason to know that you are a United States holder and we have received from you the statement described above under “Non-United States Holders—United States Federal Withholding Tax.” In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding regarding the proceeds of the sale of a trust preferred security made within the United States or conducted through a United States-related intermediary, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States holder, or you otherwise establish and exemption.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

      Under the terms and conditions contained in the remarketing agreement, dated May 9, 2001, and the supplemental remarketing agreement, dated February 12, 2004, Morgan Stanley & Co. Incorporated, as remarketing agent, has remarketed the trust preferred securities at a price greater than the purchase price for a specified portfolio of U.S. Treasury securities. The specified portfolio of U.S. Treasury securities is a portfolio of zero-coupon U.S. Treasury securities consisting of:

•	interest or principal strips of U.S. Treasury securities that mature on or prior to May 17, 2004 in an aggregate amount equal to the principal amount of the subordinated notes underlying the trust preferred securities included in PEPS Units; and

•	with respect to the scheduled interest payment date on the subordinated notes underlying the trust preferred securities that occurs on May 18, 2004, interest or principal strips of U.S. Treasury securities that mature on or prior to May 18, 2004 in an aggregate amount equal to the aggregate interest payment that would be due on May 18, 2004 on the principal amount of the subordinated notes underlying the trust preferred securities included in the PEPS Units assuming no reset of the interest rate on the subordinated notes underlying the trust preferred securities.

      On February 12, 2004, the remarketing agent reset the rate of interest payable on the subordinated notes underlying the trust preferred securities, and the corresponding distribution rate on the trust preferred securities, to equal 7.29%, which will be effective upon the closing of the remarketing on February 18, 2004. The remarketing agreement provides that the remarketing is subject to customary conditions precedent, including the delivery of legal opinions. Upon the closing of the remarketing, the remarketing agent will use the net proceeds of the remarketing of trust preferred securities comprising a part of PEPS Units (i.e., PEPS Units consisting of a trust preferred security and a purchase contract) to purchase the U.S. Treasury securities described above, which will be pledged to support the obligations of holders of PEPS Units to purchase shares of PPL Corporation common stock under the purchase contracts. See “Use of Proceeds.”

      Pursuant to the remarketing agreement, the remarketing agent will retain a total remarketing fee equal to 25 basis points (0.25%) of the U.S. Treasury portfolio purchase price described above. Neither we nor the holders of trust preferred securities participating in this remarketing will otherwise be responsible for any remarketing fee or commission in connection with this remarketing.

      The trust preferred securities have no established trading market. The remarketing agent has advised us that it intends to make a market for the trust preferred securities, but it has no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the trust preferred securities.

      When we issued the PEPS Units in May 2001, the trust preferred securities carried investment-grade credit ratings of Baa3 by Moody’s Investors Service, BBB- by Standard & Poor’s and BBB by Fitch Ratings. Since that time, the ratings of the trust preferred securities were downgraded to below investment-grade ratings of Ba1 by Moody’s Investors Service and BB+ by Standard & Poor’s, but still carry an investment-grade rating of BBB- by Fitch Ratings. Based on these ratings, we believe that the trust preferred securities may trade at prices resulting in higher yields to investors than investment-grade securities that PPL Capital Funding could issue to replace them. In addition, our current business plans have changed such that we expect to require less capital than was anticipated at the time the PEPS Units were issued. Accordingly, we may offer to repurchase a portion of the trust preferred securities outstanding after this remarketing or offer to exchange a portion of the trust preferred securities outstanding after this remarketing for notes of PPL Capital Funding. Certain financial institutions with which we have commercial and investment banking relationships have indicated that they will purchase approximately $190,000,000 aggregate liquidation amount of the trust preferred securities in the remarketing, and we may consider a repurchase or exchange offer involving some or all their trust preferred securities. We are under no obligation to repurchase or enter into an exchange offer involving any trust preferred securities that such institutions purchase in the remarketing. Any repurchase or exchange offer that we commence could take the form of a public or private repurchase or exchange offer, could be a partial repurchase or exchange offer and, if a private repurchase or exchange offer, may not be made to all holders of the trust preferred securities. If we exchange for new securities some or all of the securities held by financial institutions that have purchased in the remarketing for new securities, those institutions may reoffer the new securities to new investors. We have no agreement or other commitment to make any repurchase or exchange, and there is no certainty as to whether or when a repurchase or an exchange might occur.

      In order to facilitate the remarketing of the trust preferred securities, the remarketing agent may engage in transactions that stabilize, maintain or otherwise affect the price of the trust preferred securities. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the trust preferred securities. In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of these purchases. We and the remarketing agent make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the trust preferred securities. In addition, we and the remarketing agent make no representation that the remarketing agent will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

      We have agreed to indemnify the remarketing agent against or to contribute to payments that the remarketing agent may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      From time to time, the remarketing agent and its affiliates have provided, and continue to provide, investment banking and commercial banking services to PPL Corporation and its affiliates.

EXPERTS

      The consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

      Simpson Thacher & Bartlett LLP, New York, New York, counsel to PPL Corporation, PPL Capital Funding and PPL Capital Funding Trust I, will pass upon the validity of the securities and the securities guarantees for PPL Corporation, PPL Capital Funding and the Trust and certain tax matters with respect to the offering of the securities. Thomas D. Salus, Esq., Senior Counsel of PPL Services Corporation, will pass upon the validity of the guarantee for PPL Corporation. Sullivan & Cromwell LLP, New York, New York, will pass upon the validity of the securities and the securities guarantees for the remarketing agent. Certain matters of Delaware law relating to the validity of the trust preferred securities, the enforceability of the trust agreement and the creation of the Trust will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to PPL Corporation, PPL Capital Funding and the Trust. Simpson Thacher & Bartlett LLP and Sullivan & Cromwell LLP will rely on the opinion of Mr. Salus as to matters involving the law of the Commonwealth of Pennsylvania, and on the opinion of Richards, Layton & Finger, P.A., as to matters involving the law of the State of Delaware in connection with the trust preferred securities.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

      PPL Corporation files reports, proxy statements and other information with the SEC. You may read and obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

      PPL Corporation’s Internet website is www.pplweb.com. On the Investor Center page of that website, PPL Corporation provides access to all SEC filings of PPL Corporation registrants free of charge, as soon as reasonably practicable after filing with the SEC. Additionally, PPL Corporation registrants’ filings are available at the SEC’s website (www.sec.gov).

      PPL Corporation’s common stock is listed on the NYSE and the Philadelphia Stock Exchange (symbol: PPL), and reports, proxy statements and other information concerning PPL Corporation can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005 and the Philadelphia Stock Exchange, 1900 Market Street, Philadelphia, Pennsylvania 19103. In addition, reports, proxy statements and other information concerning PPL Corporation can be inspected at its offices at Two North Ninth Street, Allentown, Pennsylvania 18101-1179. PPL Corporation’s Internet site at www.pplweb.com contains information concerning PPL Corporation and its affiliates. The information at PPL Corporation’s Internet site is not incorporated in this prospectus supplement by reference, and you should not consider it a part of this prospectus supplement.

Incorporation by Reference

      The rules of the SEC allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document that is filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede that information. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about PPL Corporation.

SEC Filings (File No. 1-11459)	Period/Date

Annual Report on Form 10-K	Year ended December 31, 2002
Quarterly Report on Form 10-Q	Quarters ended March 31, 2003, June 30, 2003 and September 30, 2003
Current Reports on Form 8-K	April 2, May 16, June 19, July 2, July 9, 2003 and January 9, 2004
PPL Corporation’s Registration Statement on Form 8-B	April 27, 1995

      We are also incorporating by reference additional documents that PPL Corporation files with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this supplement and the termination of this offering.

      PPL Corporation will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement has been delivered, a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

     PPL Corporation

     Two North Ninth Street
     Allentown, Pennsylvania 18101-1179
     Attention: Investor Services Department
     Telephone: 1-800-345-3085

PROSPECTUS
PPL Corporation
PPL Capital Funding, Inc.
PPL Capital Funding Trust I
Two North Ninth Street
Allentown, Pennsylvania 18101-1179
(610) 774-5151

$1,200,000,000

PPL Corporation

Common Stock, Preferred Stock,
Stock Purchase Contracts and Stock Purchase Units

PPL Capital Funding, Inc.

Debt Securities and Subordinated Debt Securities
Guaranteed as to payment as described
in this prospectus by PPL Corporation

PPL Capital Funding Trust I

Preferred Trust Securities
Guaranteed as described
in this prospectus by PPL Corporation

       We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

      We may offer the securities directly or through underwriters or agents. The applicable prospectus supplement will describe the terms of any particular plan of distribution.

       These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2001.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that PPL Corporation, PPL Capital Funding, Inc. (“PPL Capital Funding”) and PPL Capital Funding Trust I (the “Trust”) filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell combinations of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,200,000,000. This amount includes $398,084,506 of securities registered under an earlier registration statement. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

      We may use this prospectus to offer from time to time:

(a) shares of PPL Corporation Common Stock, par value $.01 per share (“Common Stock”);

(b) shares of PPL Corporation Preferred Stock, par value $.01 per share (“Preferred Stock”);

(c) contracts to purchase shares of PPL Corporation Common Stock (“Stock Purchase Contracts”); and

(d) stock purchase units, each representing either (1) a Stock Purchase Contract or (2) a Stock Purchase Contract and debt securities or preferred trust securities of third parties (such as Debt Securities or Subordinated Debt Securities of PPL Capital Funding, Preferred Trust Securities of the Trust or United States Treasury securities) that are pledged to secure the stock purchase unit holders’ obligations to purchase Common Stock under the Stock Purchase Contracts (“Stock Purchase Units”).

      We may also use this prospectus to offer from time to time:

(a) PPL Capital Funding’s unsecured and unsubordinated debt securities (“Debt Securities”); and

(b) PPL Capital Funding’s unsecured subordinated debt securities (“Subordinated Debt Securities”).

      PPL Corporation will unconditionally guarantee the payment of principal, premium and interest on the PPL Capital Funding Debt Securities and Subordinated Debt Securities as described below in “Description of the Debt Securities— PPL Corporation Guarantees” and “Description of the Subordinated Debt Securities— Subordinated Guarantees.”

      We may also use this prospectus to offer from time to time the Trust’s preferred trust securities (“Preferred Trust Securities”). PPL Corporation will guarantee the Trust’s obligations under the Preferred Trust Securities as described below under “Description of the Preferred Securities Guarantee.”

      We sometimes refer to the Common Stock, the Preferred Stock, the Stock Purchase Contracts, the Stock Purchase Units, the Debt Securities, the Subordinated Debt Securities and the Preferred Trust Securities collectively as the “Securities.” In addition, we sometimes refer to PPL Corporation’s guarantees of Debt Securities (“Guarantees”), guarantees of Subordinated Debt Securities (“Subordinated Guarantees”), and the guarantee of Preferred Trust Securities (“Preferred Securities Guarantee”), collectively as “Securities Guarantees.”

      For more detailed information about the Securities and the Securities Guarantees, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

      PPL Corporation files reports, proxy statements and other information with the SEC. Information filed with the SEC by PPL Corporation can be inspected and copied at the Public Reference Room maintained by the SEC and at the following Regional Offices of the SEC:

Public Reference Room 450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549	New York Regional Office 7 World Trade Center Suite 1300 New York, New York 10048	Chicago Regional Office Citicorp Center 500 West Madison Street Suite 1400 Chicago, Illinois 60661-2551

      You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

      The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, such as PPL Corporation, who file electronically with the Commission. The address of that site is http://www.sec.gov.

      PPL Corporation Common Stock is listed on the New York Stock Exchange (“NYSE”) and the Philadelphia Stock Exchange (symbol: PPL), and reports, proxy statements and other information concerning PPL Corporation can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005 and the Philadelphia Stock Exchange, 1900 Market Street, Philadelphia, Pennsylvania 19103. In addition, reports, proxy statements and other information concerning PPL Corporation can be inspected at its offices at Two North Ninth Street, Allentown, Pennsylvania 18101-1179. PPL Corporation maintains an Internet site at http://www.pplweb.com (which is not intended to be an active hyperlink herein) which contains information concerning PPL Corporation and its affiliates. The information at PPL Corporation’s Internet site is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus.

Incorporation by Reference

      The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about PPL Corporation.

SEC Filings (File No. 1-11459)	Period/Date

Annual Report on Form 10-K, as amended by Form 10-K/ A, filed with the SEC on June 28, 2000	Year ended December 31, 1999
Quarterly Reports on Form 10-Q	Quarters ended March 31, June 30 and September 30, 2000
Current Reports on Form 8-K	January 28, February 14, May 26, June 2, June 15, July 5, July 14, July 31, August 1, August 23, October 20, October 26 and December 21, 2000 and January 26, 2001
PPL Corporation’s Registration Statement on Form 8-B	April 27, 1995

      We are also incorporating by reference additional documents that PPL Corporation files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering of the Securities. In addition, we are also incorporating by reference any additional documents that PPL Corporation files with the SEC pursuant to these sections of the Exchange Act after the date of the filing of the registration statement containing this prospectus, and prior to the effectiveness of the registration statement.

      PPL Corporation will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

PPL Corporation

Two North Ninth Street
Allentown, Pennsylvania 18101-1179
Attention: Investor Services Department
Telephone: 1-800-345-3085

      We have not included or incorporated by reference any separate financial statements of PPL Capital Funding herein. We do not consider those financial statements to be material to holders of the Debt Securities or Subordinated Debt Securities because (1) PPL Capital Funding was formed for the primary purpose of providing financing for PPL Corporation and its subsidiaries, (2) PPL Capital Funding does not currently engage in any independent operations and (3) PPL Capital Funding does not currently plan to engage, in the future, in more than minimal independent operations. See “PPL Capital Funding.” PPL Capital Funding has received a “no action” letter from the Staff of the SEC stating that the Staff would not raise any objection if PPL Capital Funding does not file periodic reports under Sections 13 and 15(d) of the Exchange Act. Accordingly, we do not expect PPL Capital Funding to file those reports.

      We have similarly not included or incorporated by reference any separate financial statements of the Trust herein. We do not consider those financial statements to be material to holders of the Preferred Trust

Securities because (1) the Trust is a newly formed special purpose entity and has no operating history or independent operations, and (2) the Trust is not engaged in and does not propose to engage in any activity other than holding as trust assets the Subordinated Debt Securities of PPL Capital Funding and issuing the Preferred Trust Securities and the Common Trust Securities. We do not expect the Trust to file periodic reports under Sections 13 and 15(d) of the Exchange Act.

PPL CORPORATION

      PPL Corporation is a holding company with headquarters in Allentown, Pennsylvania. Its principal subsidiaries include:

•	PPL Electric Utilities Corporation (“PPL Utilities”), which provides electricity delivery service in eastern and central Pennsylvania;

•	PPL Energy Funding Corporation (“Energy Funding”), a holding company for PPL Corporation’s unregulated business;

•	PPL EnergyPlus, LLC (“EnergyPlus”), which sells energy and energy services in deregulated markets;

•	PPL Generation, LLC (“PPL Generation”), which owns and operates all of PPL Corporation’s U.S. generation facilities, including those generating facilities previously owned by PPL Utilities;

•	PPL Montana Holdings, LLC, which holds, through subsidiaries, investments in electricity generation and related assets in Montana;

•	PPL Montana, LLC, which generates electricity for wholesale and retail customers in Montana and the Northwest;

•	PPL Global, LLC (“PPL Global”), an international independent power company which develops and acquires U.S. and international energy projects and which owns international energy projects;

•	PPL Gas Utilities Corporation, which provides natural gas distribution, transmission and storage services and sells propane;

•	PPL Spectrum, Inc., which markets energy-related products and services;

•	PPL Capital Funding, which engages in financing for PPL Corporation and its subsidiaries;

•	H.T. Lyons, Inc., McClure Company, McCarl’s Inc., Burns Mechanical, and Western Mass. Holdings, Inc., which are mechanical contracting and engineering firms; and

•	PPL Transition Bond Company, LLC (a special purpose subsidiary of PPL Utilities), formed to issue transition bonds under the Pennsylvania Electricity Generation and Customer Choice and Competition Act (“Customer Choice Act”).

Corporate Realignment

      Prior to July 1, 2000, PPL Utilities had been an integrated public utility which engaged in the generation, transmission and distribution of electricity in its franchised territory in eastern and central Pennsylvania, and which also engaged in wholesale energy marketing in the United States and Canada. PPL Utilities also engaged in retail energy marketing in newly deregulated markets through EnergyPlus, which had been a wholly-owned subsidiary of PPL Utilities.

      As a result of federal and state legislation and regulatory initiatives, the electric utility industry, including PPL Utilities, has experienced and will continue to experience a significant increase in the level of competition in the energy supply market. At the federal level, the Energy Policy Act of 1992 created a new class of independent power producers to promote competition in the electric energy market for bulk power, and the Federal Power Act was amended to provide open access to electric transmission systems for wholesale transactions. In addition, the Customer Choice Act was enacted in Pennsylvania to restructure the state’s electric utility industry in order to create retail access to a competitive market for generation of electricity.

      On July 1, 2000, PPL Corporation and PPL Utilities completed a corporate realignment in order to effectively separate PPL Utilities’ regulated transmission and distribution operations from its recently deregulated generation operations and better position the companies and their affiliates in the new competitive marketplace. As part of the corporate realignment, PPL Utilities transferred its generating assets to PPL Generation. PPL Utilities also transferred its wholesale energy marketing assets to EnergyPlus, and subsequently transferred its interest in EnergyPlus to Energy Funding. PPL Utilities retained its electric transmission and distribution businesses. PPL Global also transferred its U.S. electric generating subsidiaries to PPL Generation as part of the realignment; PPL Global retains its international electric generation and distribution assets, and will continue to acquire and develop power projects in the United States and internationally. The corporate realignment followed receipt of various regulatory approvals, including approvals of the Pennsylvania Public Utility Commission, the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission.

Holding Company Structure

      PPL Corporation conducts its operations primarily through PPL Utilities and PPL Corporation’s other wholly-owned subsidiaries, and substantially all of PPL Corporation’s consolidated assets are held by PPL Utilities and these other subsidiaries. Accordingly, PPL Corporation’s cash flow, its ability to pay dividends on its capital stock and its ability to meet its obligations under the Securities Guarantees are largely dependent upon the earnings of PPL Utilities and the other subsidiaries and the distribution or other payment of such earnings to PPL Corporation in the form of dividends, loans or advances or repayment of loans and advances from PPL Corporation. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on any Securities (except for the Securities issued by such subsidiaries) or to make any funds available for such payment.

      Because PPL Corporation is a holding company, its obligations under the Securities Guarantees will be effectively subordinated to all existing and future liabilities of its subsidiaries. Therefore, PPL Corporation’s rights and the rights of its shareholders and creditors, including rights of a holder of any Security under a Securities Guarantee, to participate in the assets of any subsidiary in the event that such a subsidiary is liquidated or reorganized, will be subject to the prior claims of such subsidiary’s creditors. To the extent that PPL Corporation may itself be a creditor with recognized claims against any such subsidiary, PPL Corporation’s claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary senior to that held by PPL Corporation. Although certain agreements to which PPL Corporation and its subsidiaries are parties limit the ability to incur additional indebtedness, PPL Corporation and its subsidiaries retain the ability to incur substantial additional indebtedness and other liabilities.

      The information above concerning PPL Corporation and its subsidiaries is only a summary and does not purport to be comprehensive. In addition, certain statements regarding PPL Corporation and its affiliates contained or incorporated by reference in this prospectus are “forward-looking statements” within the meaning of the securities laws. Although PPL Corporation believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to have been correct. For additional information concerning PPL Corporation and its subsidiaries, including certain assumptions, risks and uncertainties involved in the forward-looking statements contained or incorporated by reference in this prospectus, you should refer to the information described in “Where You Can Find More Information.”

      PPL Corporation’s offices are located at Two North Ninth Street, Allentown, Pennsylvania 18101-1179 and its telephone number is (610) 774-5151.

PPL CAPITAL FUNDING

      PPL Capital Funding is a Delaware corporation and a wholly-owned subsidiary of PPL Corporation. PPL Capital Funding’s primary business is to provide financing for the operations of PPL Corporation and its subsidiaries.

      PPL Capital Funding’s offices are located at Two North Ninth Street, Allentown, Pennsylvania 18101-1179 and its telephone number is (610) 774-5151.

PPL CAPITAL FUNDING TRUST I

      The Trust is a statutory business trust created under Delaware law under a trust agreement which is to be amended pursuant to an Amended and Restated Trust Agreement (as so amended, the “Trust Agreement”) among PPL Corporation, The Chase Manhattan Bank as the Property Trustee, Chase Manhattan Bank USA, National Association, as Delaware Trustee and two employees of PPL Corporation as Administrative Trustees. The Trust exists only to issue and sell its Preferred Trust Securities and Common Trust Securities, to acquire and hold the Subordinated Debt Securities as trust assets and to engage in activities incidental to the foregoing. All of the Common Trust Securities will be owned by PPL Corporation. The Common Trust Securities will represent at least 3% of the total capital of the Trust. Payments will be made on the Common Trust Securities pro rata with the Preferred Trust Securities, except that the Common Trust Securities’ right to payment will be subordinated to the rights of the Preferred Trust Securities if there is a default under the Trust Agreement resulting from an event of default under the Subordinated Indenture (as defined herein). The Trust has a term of approximately 40 years, but may dissolve earlier as provided in the Trust Agreement. The Trust’s business and affairs will be conducted by its Administrative Trustees, as set forth in the Trust Agreement. The office of the Delaware Trustee in the State of Delaware is 1201 Market Street, 9th Floor, Wilmington, Delaware 19801. The Trust’s offices are located at Two North Ninth Street, Allentown, PA 18101-1179, and the telephone number is (610) 774-5151.

USE OF PROCEEDS

      Unless we indicate differently in the applicable prospectus supplement, the net proceeds from the sale of the Debt Securities, Subordinated Debt Securities and/or the Preferred Trust Securities will be loaned to PPL Corporation and/or its subsidiaries. PPL Corporation and/or its subsidiaries are expected to use the proceeds of such loans, and the proceeds of any other Securities, for general corporate purposes, including investing in unregulated business activities and reducing short-term debt incurred to provide interim financing for such purposes.

RATIOS OF EARNINGS TO FIXED CHARGES AND

EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

      The following table sets forth PPL Corporation’s ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred dividends for the periods indicated:

	Twelve Months Ended	Year Ended December 31,

	September 30, 2000(a)	1999(a)	1998(a)	1997	1996	1995

Ratio of earnings to fixed charges	2.98	2.98	3.48	3.33	3.43	3.47

Ratio of earnings to fixed charges and preferred dividends (b)	2.76	2.72	3.12	2.94	2.88	2.92

(a)	2000, 1999 and 1998 net income excludes extraordinary items. For purposes of these ratios, earnings for the year ended December 31, 1998 exclude an extraordinary charge of $948 million (after tax) associated with PPL Utilities’ restructuring proceedings before the Pennsylvania Public Utility Commission and the Federal Energy Regulatory Commission. See PPL Corporation’s reports on file with the SEC pursuant to the Exchange Act as described under “Where You Can Find More Information” for more information.

(b)	Includes distributions on company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely company debentures.

DESCRIPTION OF PPL CORPORATION’S CAPITAL STOCK

      The description below is a summary of certain provisions of PPL Corporation’s capital stock. The Pennsylvania Business Corporation Law and the Restated Articles of Incorporation and By-laws of PPL Corporation determine the rights and privileges of holders of PPL Corporation’s capital stock. We encourage you to read such documents, which have been filed with the SEC, and the Pennsylvania law for more information regarding such capital stock.

Authorized Capital

      The authorized capital stock of PPL Corporation consists of 390,000,000 shares of Common Stock, par value $.01 per share and 10,000,000 shares of Preferred Stock, par value $.01 per share.

Common Stock

      As of December 31, 2000, 145,041,342 shares of Common Stock were issued and outstanding. The outstanding Common Stock is, and the Common Stock offered hereby when issued and paid for will be, fully paid and non-assessable.

      Dividends. Dividends on the Common Stock will be paid if, when and as determined by the Board of Directors of PPL Corporation out of funds legally available for this purpose. The rate and timing of future dividends will depend upon the future earnings and financial condition of PPL Corporation and its subsidiaries and upon other relevant factors affecting PPL Corporation’s dividend policy which PPL Corporation cannot presently determine. As a practical matter, the ability of PPL Corporation to pay dividends will be governed by the ability of PPL Corporation’s operating subsidiaries to pay dividends to PPL Corporation. To date, the funds required by PPL Corporation to enable it to pay dividends on its Common Stock have been derived predominantly from dividends paid by PPL Utilities to PPL Corporation. In the future, dividends from subsidiaries other than PPL Utilities will also be a source of funds for dividend payments by PPL Corporation. The subsidiaries’ ability to pay dividends to PPL Corporation will be subject to the prior rights of the holders of such subsidiaries’ outstanding debt and preferred securities, the availability of earnings and the needs of their businesses. See “PPL Corporation— Holding Company Structure.” The restrictions on the payment of dividends contained in PPL Utilities’ Amended and Restated Articles of Incorporation and in its first mortgage bond indenture do not currently limit the amount of regular quarterly dividends PPL Utilities pays on its common stock.

      Voting Rights. Holders of Common Stock are entitled to one vote for each share held by them on all matters presented to shareowners. Pursuant to PPL Corporation’s Articles of Incorporation, the holders of Common Stock will not have cumulative voting rights in the election of directors. PPL Corporation’s bylaws provide for a classified board of directors consisting of three classes as nearly equal in number as may be. Each class holds office until the third year following the election of such class, and no director may be removed except for cause upon a two-thirds vote of all outstanding shares. PPL Corporation’s bylaws also provide for certain notice requirements for shareowner nominations and proposals at annual meetings and preclude shareowners from bringing business before any special meeting. PPL Corporation’s Articles of Incorporation and certain provisions of Pennsylvania law would require a supermajority vote of holders or a majority vote of disinterested directors to approve certain business combinations and other major transactions involving PPL Corporation.

      Liquidation Rights. After satisfaction of the preferential liquidation rights of any Preferred Stock, the holders of the Common Stock are entitled to share, ratably, in the distribution of all remaining net assets.

      Preemptive and Other Rights. The holders of Common Stock do not have preemptive rights as to additional issues of Common Stock or conversion rights. The shares of Common Stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions.

Preferred Stock

      PPL Corporation’s Board of Directors is authorized, without further shareowner action, to divide the Preferred Stock into one or more classes or series and to determine the designations, preferences, limitations and special rights of any class or series including, but not limited to, the following:

(a) the rate of dividend, if any;

(b) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, dissolution or winding up of PPL Corporation;

(c) the terms and conditions upon which shares may be converted into shares of other series or other capital stock, if issued with the privilege of conversion;

(d) the price at and the terms and conditions upon which shares may be redeemed; and

(e) the voting rights, if any.

      No shares of Preferred Stock have been issued. The applicable prospectus supplement will describe the terms of any Preferred Stock.

      Unless otherwise provided in the applicable prospectus supplement, holders of Preferred Stock will not have any preemptive rights to subscribe for or purchase any additional shares of the capital stock of PPL Corporation, or other securities or other right or option to purchase shares of capital stock.

Certain Tax Matters

      In the opinion of counsel for PPL Corporation, the Common Stock and Preferred Stock are exempt from existing personal property taxes in Pennsylvania.

Listing

      The outstanding shares of Common Stock are, and the shares offered hereby will be, listed on the New York and Philadelphia Stock Exchanges.

Transfer Agents and Registrars

      The Transfer Agents and Registrars for the Common Stock are PPL Utilities and Norwest Bank Minnesota, N.A., St. Paul, Minnesota.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

      PPL Corporation may issue Stock Purchase Contracts representing contracts obligating holders to purchase from PPL Corporation, and PPL Corporation to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock and number of shares of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of other Stock Purchase Units that consist of (a) a Stock Purchase Contract or (b) a Stock Purchase Contract and debt securities or preferred trust securities of third parties (including, but not limited to, Debt Securities, Subordinated Debt Securities, Preferred Trust Securities or United States Treasury securities), that would secure the holders’ obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require PPL Corporation to make periodic payments to the holders of the Stock Purchase Units or vice-versa. These payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

      The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units.

DESCRIPTION OF THE DEBT SECURITIES

      The following description sets forth certain general terms and provisions of PPL Capital Funding’s unsecured debt securities, consisting of notes or debentures, that we may offer by this prospectus (“Debt Securities”). We will describe the particular terms of Debt Securities, and provisions that vary from those described below, in one or more prospectus supplements.

      We may issue the Debt Securities from time to time in the future in one or more series. We will issue the Debt Securities and the guarantee or guarantees of PPL Corporation relating thereto (the “Guarantee” or “Guarantees”) under the Indenture, dated as of November 1, 1997 (as such indenture has been and may be supplemented, the “Indenture”), among PPL Capital Funding, PPL Corporation and The Chase Manhattan Bank, as trustee (the “Trustee”).

      The Indenture is filed as an exhibit to the registration statement. The Indenture and its associated documents contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the Debt Securities or the Indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indenture, including definitions of certain terms used in the Indenture. We also include references in parentheses to certain sections of the Indenture. Whenever we refer to particular sections or defined terms of the Indenture in this prospectus or in a prospectus supplement, such sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement or supplements. The Indenture has been qualified under the Trust Indenture Act, and you should refer to the Trust Indenture Act for provisions that apply to the Debt Securities.

General

      We may issue an unlimited amount of Debt Securities or other securities under the Indenture. The Debt Securities and all other debt securities issued previously or hereafter under the Indenture are collectively referred to herein as the “Indenture Securities.”

      The Debt Securities will be unsecured and unsubordinated obligations of PPL Capital Funding, and by the Guarantees will be unconditionally guaranteed by PPL Corporation as to payment of principal and any interest and premium. See “—PPL Corporation Guarantees.”

      Prior to the issuance of each series, certain aspects of the particular Debt Securities have to be specified in a supplemental indenture, in a board resolution of PPL Capital Funding, or in one or more officer’s certificates of PPL Capital Funding pursuant to a supplemental indenture or a board resolution. We refer you to the applicable prospectus supplement(s) for a description of the following terms of the series of Debt Securities:

(a) the title of such Debt Securities;

(b) any limit upon the principal amount of such Debt Securities;

(c) the date or dates on which principal will be payable or how to determine such dates;

(d) the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable (“Interest Payment Dates”); and any record dates for the interest payable on such Interest Payment Dates;

(e) any obligation or option of PPL Capital Funding to redeem, purchase or repay Debt Securities, or any option of the Holder to require PPL Capital Funding to redeem or repurchase Debt Securities, and the terms and conditions upon which such Debt Securities will be redeemed, purchased or repaid;

(f) the denominations in which such Debt Securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

(g) whether such Debt Securities are to be issued in whole or in part in the form of one or more global Debt Securities and, if so, the identity of the depositary for such global Debt Securities; and

(h) any other terms of such Debt Securities.

(See Section 301.)

PPL Corporation Guarantees

      PPL Corporation will unconditionally guarantee the payment of principal of and any interest and premium on the Debt Securities, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Debt Securities and the Indenture. The Guarantees will remain in effect until the entire principal of and any premium and interest on the Debt Securities has been paid in full or otherwise discharged in accordance with the provisions of the Indenture. (See Article Fourteen.) The Guarantees will be unsecured debt of PPL Corporation, not subordinated by their terms to any other obligations of PPL Corporation. See “PPL Corporation—Holding Company Structure,” above, however, with regard to the effect of the holding company structure on the status of PPL Corporation’s obligations compared to obligations of its subsidiaries.

Payment of Debt Securities

  Interest

      Unless we indicate differently in a prospectus supplement, we will pay interest on each Debt Security on each Interest Payment Date by check mailed to the person in whose name such Debt Security is registered (the registered holder of any Indenture Security being called a “Holder” in this prospectus) as of the close of business on the regular record date relating to such Interest Payment Date, except that interest payable at maturity (whether at stated maturity, upon redemption or otherwise, “Maturity”) will be paid to the person to whom principal is paid.

      However, if we default in paying interest on a Debt Security, we will pay defaulted interest in either of the two following ways:

(a) We will first propose to the Trustee a payment date for such defaulted interest. Next, the Trustee will choose a Special Record Date for determining which Holders are entitled to the payment. The Special Record Date will be between 10 and 15 days before the payment date we propose. Finally, we will pay such defaulted interest on the payment date to the Holder of the Debt Security as of the close of business on the Special Record Date.

(b) Alternatively, we can propose to the Trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which such Debt Securities are listed for trading. If the Trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Principal

      Unless we indicate differently in a prospectus supplement, we will pay principal of and any interest and premium on the Debt Securities at Maturity upon presentation of the Debt Securities at the office of The Chase Manhattan Bank in New York, New York, as our Paying Agent. Any other Paying Agent initially designated for the Debt Securities of a particular series will be named in the applicable prospectus supplement.

      In our discretion, we may change the place of payment on the Debt Securities, and may remove any Paying Agent and may appoint one or more additional Paying Agents (including PPL Capital Funding, PPL Corporation or any affiliate of either of them). (See Section 602.)

Form; Transfers; Exchanges

      Unless otherwise indicated in a prospectus supplement, the Debt Securities will be issued:

(a) only in fully registered form;

(b) without interest coupons; and

(c) in denominations that are integral multiples of $1,000. (See Section 302.)

      You may have your Debt Securities divided into Debt Securities of smaller denominations (of at least $1,000) or combined into Debt Securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

      You may exchange or transfer Debt Securities at the office of the Trustee. The Trustee acts as our agent for registering Debt Securities in the names of holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “Security Registrar.” It will also perform transfers.

      In our discretion, we may change the place for registration of transfer of the Debt Securities and may remove and/or appoint one or more additional Security Registrars (including PPL Capital Funding, PPL Corporation or any affiliate of either of them). (See Sections 305 and 602.)

      Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the Debt Securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may block the transfer or exchange of (a) Debt Securities during a period of 15 days prior to giving any notice of redemption or (b) any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (See Section 305.)

Redemption

      We will set forth any terms for the redemption of Debt Securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to Debt Securities redeemable at the option of the Holder, Debt Securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the Debt Securities of any series or any tranche thereof are to be redeemed, the Trustee will select the Debt Securities to be redeemed. In the absence of any provision for selection, the Trustee will choose a method of random selection as it deems fair and appropriate. (See Sections 403 and 404.)

      Debt Securities will cease to bear interest on the redemption date. PPL Capital Funding will pay the redemption price and any accrued interest once you surrender the Debt Security for redemption. (See Section 405.) If only part of a Debt Security is redeemed, the Trustee will deliver to you a new Debt Security of the same series for the remaining portion without charge. (Section 406.)

      We may make any redemption at the option of PPL Capital Funding conditional upon the receipt by the Paying Agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the Paying Agent has not received such money by the date fixed for redemption, PPL Capital Funding will not be required to redeem such Debt Securities. (See Section 404.)

Events of Default

      An “Event of Default” occurs with respect to Indenture Securities of any series if

(a) we do not pay any interest on any Indenture Securities of the applicable series within 30 days of the due date;

(b) we do not pay principal or premium on any Indenture Securities of the applicable series on its due date;

(c) we remain in breach of a covenant (excluding covenants solely applicable to a specific series) or warranty of the Indenture for 90 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the Trustee or Holders of 25% of the principal amount of Indenture Securities of the affected series; the Trustee or such Holders can agree to extend the 90-day period and such an agreement to extend will be automatically deemed to occur if we are diligently pursuing action to correct the default;

(d) the Guarantees on any Indenture Securities of the applicable series

(1) cease to be effective (except in accordance with their terms),

(2) are found in any judicial proceeding to be unenforceable or invalid, or

(3) are denied or disaffirmed (except in accordance with their terms);

(e) we file for bankruptcy or certain other events in bankruptcy, insolvency, receivership or reorganization occur; or

(f) any other Event of Default specified in the prospectus supplement occurs.

(See Section 801.)

No Event of Default with respect to the Debt Securities necessarily constitutes an Event of Default with respect to the Indenture Securities of any other series issued under the Indenture.

Remedies

  Acceleration

      Any One Series. If an Event of Default occurs and is continuing with respect to any one series of Indenture Securities, then either the Trustee or the Holders of 25% in principal amount of the outstanding Indenture Securities of such series may declare the principal amount of all of the Indenture Securities of such series to be due and payable immediately.

      More Than One Series. If an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, then either the Trustee or the Holders of 25% in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, may make such declaration of acceleration. Thus, if there is more than one series affected, the action by 25% in principal amount of the Indenture Securities of any particular series will not, in itself, be sufficient to make a declaration of acceleration.

(See Section 802.)

  Rescission of Acceleration

      After the declaration of acceleration has been made and before the Trustee has obtained a judgment or decree for payment of the money due, such declaration and its consequences will be rescinded and annulled, if

(a) we pay or deposit with the Trustee a sum sufficient to pay

(1) all overdue interest;

(2) the principal of and any premium which have become due otherwise than by such declaration of acceleration and overdue interest thereon;

(3) interest on overdue interest to the extent lawful; and

(4) all amounts due to the Trustee under the Indenture; and

(b) all Events of Default, other than the nonpayment of the principal which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

(See Section 802.) For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

  Control by Holders; Limitations

      Subject to the Indenture, if an Event of Default with respect to the Indenture Securities of any one series occurs and is continuing, the Holders of a majority in principal amount of the outstanding Indenture Securities of that series will have the right to

(a) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or

(b) exercise any trust or power conferred on the Trustee with respect to the Indenture Securities of such series.

      If an Event of Default is continuing with respect to more than one series of Indenture Securities, the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Indenture Securities of any one of such series. These rights of Holders to make direction are subject to the following limitations:

(a) the Holders’ directions may not conflict with any law or the Indenture; and

(b) the Holders’ directions may not involve the Trustee in personal liability where the Trustee believes indemnity is not adequate.

The Trustee may also take any other action it deems proper which is consistent with the Holders’ direction. (See Sections 812 and 903.)

      In addition, the Indenture provides that no Holder of any Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture for the appointment of a receiver or for any other remedy thereunder unless

(a) that Holder has previously given the Trustee written notice of a continuing Event of Default;

(b) the Holders of 25% in aggregate principal amount of the outstanding Indenture Securities of all affected series, considered as one class, have made written request to the Trustee to institute proceedings in respect of that Event of Default and have offered the Trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

(c) for 60 days after receipt of such notice, the Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of outstanding Indenture Securities of all affected series, considered as one class.

Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Sections 807 and 903.)

      However, each Holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Sections 807 and 808.)

Notice of Default

      The Trustee is required to give the Holders of the Indenture Securities notice of any default under the Indenture to the extent required by the Trust Indenture Act, unless such default has been cured or waived; except that in the case of an Event of Default of the character specified above in clause (c) under “Events of Default,” no such notice shall be given to such Holders until at least 75 days after the occurrence thereof.

(See Section 902.) The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the Holders.

      We will furnish the Trustee with an annual statement as to the compliance by PPL Capital Funding with the conditions and covenants in the Indenture. (See Section 605.)

Waiver of Default and of Compliance

      The Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of any series may waive, on behalf of the Holders of all Indenture Securities of such series, any past default under the Indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the Indenture that cannot be amended without the consent of the Holder of each outstanding Indenture Security. (See Section 813.)

      Compliance with certain covenants in the Indenture or otherwise provided with respect to Indenture Securities may be waived by the Holders of a majority in aggregate principal amount of the affected Indenture Securities, considered as one class. (See Section 606.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

      Subject to the provisions described in the next paragraph, each of PPL Capital Funding and PPL Corporation will preserve its corporate existence. (See Section 604.)

      PPL Capital Funding and PPL Corporation have each agreed not to consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity unless

(a) the entity formed by such consolidation or into which PPL Capital Funding or PPL Corporation, as the case may be, is merged or the entity which acquires or which leases the property and assets of PPL Capital Funding or PPL Corporation, as the case may be, substantially as an entirety is an entity organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the outstanding Indenture Securities (or the Guarantees endorsed thereon, as the case may be) and the performance of all of the covenants of PPL Capital Funding or PPL Corporation, as the case may be, under the Indenture, and

(b) immediately after giving effect to such transactions, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing. (See Section 1101.)

      The Indenture does not prevent or restrict:

(a) any consolidation or merger after the consummation of which PPL Capital Funding or PPL Corporation would be the surviving or resulting entity; or

(b) any conveyance or other transfer, or lease, of any part of the properties of PPL Capital Funding or PPL Corporation which does not constitute the entirety, or substantially the entirety, thereof. (See Section 1103.)

      Neither the Indenture nor the Guarantee contains any financial or other similar restrictive covenants.

Modification of Indenture

      Without Holder Consent. Without the consent of any Holders of Indenture Securities, PPL Capital Funding, PPL Corporation and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

(a) to evidence the succession of another entity to PPL Capital Funding or PPL Corporation; or

(b) to add one or more covenants of PPL Capital Funding or PPL Corporation or other provisions for the benefit of the Holders of all or any series or tranche of Indenture Securities, or to surrender any right or power conferred upon PPL Capital Funding or PPL Corporation; or

(c) to add any additional Events of Default for all or any series of Indenture Securities; or

(d) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture that does not adversely affect the interests of the Holders; or

(e) to provide security for the Indenture Securities of any series; or

(f) to establish the form or terms of Indenture Securities of any series or tranche or any Guarantees as permitted by the Indenture; or

(g) to provide for the issuance of bearer securities; or

(h) to evidence and provide for the acceptance of appointment of a separate or successor Trustee; or

(i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series or tranche of Indenture Securities; or

(j) to change any place or places where

(1) we may pay principal, premium and interest,

(2) Indenture Securities may be surrendered for transfer or exchange, and

(3) notices and demands to or upon PPL Capital Funding or PPL Corporation may be served; or

(k) to cure any ambiguity, defect or inconsistency or to make any other changes that do not adversely affect the interests of the Holders in any material respect.

      If the Trust Indenture Act is amended after the date of the Indenture so as to require changes to the Indenture or so as to permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and PPL Capital Funding, PPL Corporation and the Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to effect or evidence such amendment.

(See Section 1201.)

      With Holder Consent. Except as provided above, the consent of the Holders of at least a majority in aggregate principal amount of the Indenture Securities of all outstanding series, considered as one class, is generally required for the purpose of adding to, or changing or eliminating any of the provisions of, the Indenture pursuant to a supplemental indenture. However, if less than all of the series of outstanding Indenture Securities are directly affected by a proposed supplemental indenture, then such proposal only requires the consent of the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all directly affected series, considered as one class. Moreover, if the Indenture Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the Holders of Indenture Securities of one or more, but less than all, of such tranches, then such proposal only requires the consent of the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all directly affected tranches, considered as one class.

      However, no amendment or modification may, without the consent of the Holder of each outstanding Indenture Security directly affected thereby,

(a) change the stated maturity of the principal or interest on any Indenture Security (other than pursuant to the terms thereof), or reduce the principal amount, interest or premium payable or change the currency in which any Indenture Security is payable, or impair the right to bring suit to enforce any payment;

(b) reduce the percentages of Holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the Indenture; or

(c) modify certain of the provisions in the Indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

      A supplemental indenture which changes or eliminates any provision of the Indenture expressly included solely for the benefit of Holders of Indenture Securities of one or more particular series or tranches will be deemed not to affect the rights under the Indenture of the Holders of Indenture Securities of any other series or tranche. (See Section 1202.)

Miscellaneous Provisions

      The Indenture provides that certain Indenture Securities, including those for which payment or redemption money has been deposited or set aside in trust as described under “—Satisfaction and Discharge” below, will not be deemed to be “outstanding” in determining whether the Holders of the requisite principal amount of the outstanding Indenture Securities have given or taken any demand, direction, consent or other action under the Indenture as of any date, or are present at a meeting of Holders for quorum purposes. (See Section 101.)

      PPL Capital Funding or PPL Corporation will be entitled to set any day as a record date for the purpose of determining the Holders of outstanding Indenture Securities of any series entitled to give or take any demand, direction, consent or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain circumstances, the Trustee also will be entitled to set a record date for action by Holders. If such a record date is set for any action to be taken by Holders of particular Indenture Securities, such action may be taken only by persons who are Holders of such Indenture Securities on the record date. (See Section 104.)

Satisfaction and Discharge

      Any Indenture Securities or any portion will be deemed to have been paid for purposes of the Indenture, and at PPL Capital Funding’s election, our entire indebtedness will be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than PPL Capital Funding or PPL Corporation), in trust:

(a) money sufficient, or

(b) in the case of a deposit made prior to the maturity of such Indenture Securities, non-redeemable Government Obligations (as defined in the Indenture) sufficient, or

(c) a combination of (a) and (b), which in total are sufficient,

to pay when due the principal of, and any premium, and interest due and to become due on such Indenture Securities or portions thereof on and prior to the maturity thereof.

(See Section 701.)

      The Indenture will be deemed satisfied and discharged when no Indenture Securities remain outstanding and when we have paid all other sums payable by us under the Indenture. (See Section 702.)

      All moneys we pay to the Trustee or any Paying Agent on Debt Securities which remain unclaimed at the end of two years after payments have become due will be paid to or upon the order of PPL Capital Funding. Thereafter, the Holder of such Debt Security may look only to us for payment thereof. (See Section 603.)

Resignation and Removal of the Trustee; Deemed Resignation

      The Trustee may resign at any time by giving written notice thereof to us.

      The Trustee may also be removed by act of the Holders of a majority in principal amount of the then outstanding Indenture Securities of any series.

      No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture.

      Under certain circumstances, we may appoint a successor trustee and if the successor accepts, the Trustee will be deemed to have resigned.

(See Section 910).

Governing Law

      The Indenture, the Debt Securities and the Guarantees provide that they are to be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE TRUST SECURITIES

      The Trust may issue Preferred Trust Securities and Common Trust Securities under the Trust Agreement. These Trust securities will represent undivided beneficial interests in the assets of the Trust. Selected provisions of the Trust Agreement are summarized below. This summary is not complete. The form of Trust Agreement was filed with the SEC and you should read the Trust Agreement for provisions that may be important to you. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the Preferred Trust Securities. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are incorporated herein by reference.

General

      The Preferred Trust Securities and Common Trust Securities issued by the Trust will be substantially the same except that, if there is an Event of Default under the Trust Agreement, as described below, that results from an Event of Default under the Subordinated Indenture, the rights of the holders of the Common Trust Securities to payment of distributions and upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Trust Securities. All of the Common Trust Securities of the Trust will be owned by PPL Corporation.

      PPL Corporation will fully and unconditionally guarantee payments due on the Preferred Trust Securities through a combination of the following:

(a) PPL Corporation’s guarantee of PPL Capital Funding’s obligations under the Subordinated Debt Securities (the “Subordinated Guarantee”);

(b) the rights of holders of Preferred Trust Securities to enforce those obligations;

(c) PPL Corporation’s agreement to pay the expenses of the Trust; and

(d) PPL Corporation’s guarantee of payments due on the Preferred Trust Securities to the extent of the Trust’s assets (the “Preferred Securities Guarantee”).

      The Trust will use the proceeds from the sale of the Preferred Trust Securities and Common Trust Securities to purchase Subordinated Debt Securities from PPL Capital Funding. The Subordinated Debt Securities will be guaranteed by PPL Corporation pursuant to the Subordinated Guarantee described below. The Subordinated Debt Securities will be held in trust for the benefit of holders of the Preferred Trust Securities and Common Trust Securities.

      A prospectus supplement relating to the Preferred Trust Securities will include specific terms of those securities and of the Subordinated Debt Securities. For a description of some specific terms that will affect both the Preferred Trust Securities and the Subordinated Debt Securities and your rights under each, see “Description of the Subordinated Debt Securities” below.

Distributions

      The only income of the Trust available for distribution to the holders of Preferred Trust Securities will be payments on the Subordinated Debt Securities. If neither PPL Capital Funding nor PPL Corporation makes interest payments on the Subordinated Debt Securities, the Trust will not have funds available to pay distributions on Preferred Trust Securities. The payment of distributions, if and to the extent the Trust has sufficient funds available for the payment of such distributions, is guaranteed on a limited basis by PPL Corporation as described under “Description of the Preferred Securities Guarantee.”

      So long as no Event of Default under the Subordinated Indenture has occurred and is continuing, PPL Capital Funding may extend the interest payment period from time to time on the Subordinated Debt Securities for one or more periods. As a consequence, distributions on Preferred Trust Securities would be deferred during any such period. Interest would, however, continue to accrue. During any extended interest period, or for so long as an “Event of Default” under the Subordinated Indenture resulting from a payment default or any payment default under the Preferred Securities Guarantee has occurred and is continuing, PPL Corporation may not:

(a) declare or pay any dividend or distribution on its capital stock, other than dividends paid in shares of capital stock of PPL Corporation;

(b) redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

(c) pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the Subordinated Guarantees; or

(d) make any payments with respect to any guarantee of debt securities by PPL Corporation if such guarantee is equal or junior in right of payment to the Subordinated Guarantees.

      Before an extension period ends, PPL Capital Funding may further extend the interest payment period. No extension period as further extended may exceed 20 consecutive quarters. After any extension period and the payment of all amounts then due, PPL Capital Funding may select a new extended interest payment period. No interest period may be extended beyond the maturity of the Subordinated Debt Securities.

Redemption

      Whenever Subordinated Debt Securities are repaid, whether at maturity or earlier redemption, the Property Trustee will apply the proceeds to redeem a like amount of Preferred Trust Securities and Common Trust Securities.

      Preferred Trust Securities will be redeemed at the redemption price plus accrued and unpaid distributions with the proceeds from the contemporaneous redemption of Subordinated Debt Securities. Redemptions of the Preferred Trust Securities will be made on a redemption date only if the Trust has funds available for the payment of the redemption price plus accrued and unpaid distributions.

      Holders of Preferred Trust Securities will be given not less than 30 nor more than 60 days’ notice of any redemption. On or before the redemption date, the Trust will irrevocably deposit with the paying agent for

Preferred Trust Securities sufficient funds and will give the paying agent irrevocable instructions and authority to pay the redemption price plus accrued and unpaid distributions to the holders upon surrender of their Preferred Trust Securities. Distributions payable on or before a redemption date will be payable to the holders on the record date for the distribution payment. If notice is given and funds are deposited as required, then on the redemption date all rights of holders of the Preferred Trust Securities called for redemption will cease, except the right of the holders to receive the redemption price plus accrued and unpaid distributions, and the Preferred Trust Securities will cease to be outstanding. No interest will accrue on amounts payable on the redemption date. In the event that any date fixed for redemption of Preferred Trust Securities is not a business day, then payment will be made on the next business day, except that, if such business day falls in the next calendar year, then payment will be made on the immediately preceding business day. No interest will be payable because of any such delay. If payment of Preferred Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by PPL Corporation pursuant to the Preferred Securities Guarantee, distributions on such Preferred Trust Securities will continue to accrue to the date of payment. The actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price plus accrued and unpaid distributions.

      Subject to applicable law, including United States federal securities law, PPL Corporation or its affiliates may at any time and from time to time purchase outstanding Preferred Trust Securities by tender, in the open market or by private agreement.

      If Preferred Trust Securities are partially redeemed on a redemption date, a corresponding percentage of the Common Trust Securities will be redeemed. The particular Preferred Trust Securities to be redeemed will be selected not more than 60 days prior to the redemption date by the Property Trustee by such method as the Property Trustee shall deem fair, taking into account the denominations in which they were issued. The Property Trustee will promptly notify the Preferred Trust Security registrar in writing of the Preferred Trust Securities selected for redemption and, where applicable, the partial amount to be redeemed.

Subordination of Common Trust Securities

      Payment of distributions on, and the redemption price, plus accrued and unpaid distributions, of, the Preferred Trust Securities and Common Trust Securities shall be made pro rata based on the liquidation preference amount of such securities. However, if on any distribution payment date or redemption date an event of default under the Trust Agreement resulting from an event of default under the Subordinated Indenture has occurred and is continuing, no payment on any Common Trust Security shall be made until all payments due on the Preferred Trust Securities have been made. In that case, funds available to the Property Trustee shall first be applied to the payment in full of all distributions on, or the redemption price plus accrued and unpaid distributions of, Preferred Trust Securities then due and payable.

      If an event of default under the Trust Agreement results from an event of default under the Subordinated Indenture, the holder of Common Trust Securities cannot take action with respect to the Trust Agreement default until the effect of all defaults with respect to Preferred Trust Securities has been cured, waived or otherwise eliminated. Until the event of default under the Trust Agreement with respect to Preferred Trust Securities has been cured, waived or otherwise eliminated, the Property Trustee shall, to the fullest extent permitted by law, act solely on behalf of the holders of Preferred Trust Securities and not the holders of the Common Trust Securities, and only holders of Preferred Trust Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution upon Dissolution

      The Trust shall dissolve and shall be liquidated by the Property Trustee on the first to occur of:

(a) the expiration of the term of the Trust;

(b) the bankruptcy, dissolution or liquidation of PPL Corporation;

(c) the redemption of all of the Preferred Trust Securities;

(d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction; and

(e) the election of PPL Corporation at any time.

      If a dissolution of the Trust occurs, the Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be appropriate. If a dissolution of the Trust occurs other than by redemption of all the Preferred Trust Securities, the Property Trustee will provide for the satisfaction of liabilities of creditors, if any, and distribute to each holder of the Preferred Trust Securities and Common Trust Securities a proportionate amount of Subordinated Debt Securities. If a distribution of Subordinated Debt Securities is determined by the Property Trustee not to be practical, holders will be entitled to receive, out of the assets of the Trust after adequate provision for the satisfaction of liabilities of creditors, if any, an amount equal to the aggregate liquidation preference of the Preferred Trust Securities plus accrued and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable by the Trust on the Preferred Trust Securities shall be paid on a pro rata basis. PPL Corporation, as holder of the Common Trust Securities, will be entitled to receive distributions upon any dissolution pro rata with the holders of the Preferred Trust Securities, except that if an Event of Default (or event that, with the lapse of time or giving of notice, would become such an Event of Default) has occurred and is continuing under the Subordinated Indenture, the Preferred Trust Securities will have a preference over the Common Trust Securities.

Events of Default; Notice

      Any one of the following events will be an event of default under the Trust Agreement whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a) the occurrence of an Event of Default as described in the Subordinated Indenture;

(b) default by the Trust in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days;

(c) default by the Trust in the payment of any redemption price, plus accrued and unpaid distributions, of any Preferred Trust Security or Common Trust Security when it becomes due and payable;

(d) default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees under the Trust Agreement which is not dealt with above, and the continuation of that default or breach for a period of 90 days after written notice to the Trust and PPL Corporation by the holders of Preferred Trust Securities having at least 25% of the total liquidation preference amount of the outstanding Preferred Trust Securities; or

(e) the occurrence of certain events of bankruptcy or insolvency with respect to the Trust.

      Within 90 days after the occurrence of any event of default actually known to the Property Trustee, the Property Trustee shall transmit to the holders of Preferred Trust Securities, PPL Capital Funding, PPL Corporation and the Administrative Trustees notice of any such default, unless that default will have been cured or waived.

      A holder of Preferred Trust Securities may directly institute a proceeding to enforce payment when due directly to the holder of the Preferred Trust Securities of the principal of or interest on Subordinated Debt Securities having a principal amount equal to the aggregate liquidation preference amount of the holder’s Preferred Trust Securities. The holders of Preferred Trust Securities have no other rights to exercise directly any other remedies available to the holder of the Subordinated Debt Securities unless the trustees under the Trust Agreement fail to do so.

Removal of Trustees

      Unless an event of default under the Subordinated Indenture has occurred and is continuing, the holder of the Common Trust Securities may remove any trustee under the Trust Agreement at any time. If an event of default under the Subordinated Indenture has occurred and is continuing, the holders of a majority of the total liquidation preference amount of the outstanding Preferred Trust Securities may remove the Property Trustee or the Delaware Trustee, or both of them. The holder of the Common Trust Securities may remove any Administrative Trustee at any time. Any resignation or removal of a trustee under the Trust Agreement will take effect only on the acceptance of appointment by the successor trustee.

      Holders of Preferred Trust Securities will have no right to appoint or remove the Administrative Trustees of the Trust, who may be appointed, removed or replaced solely by PPL Corporation as the holder of the Common Trust Securities.

Voting Rights

      Except as provided below and under “Description of the Preferred Securities Guarantee—Amendments and Assignments,” and as otherwise required by law or the Trust Agreement, the holders of Preferred Trust Securities will have no voting rights.

      While Subordinated Debt Securities are held by the Property Trustee, the Property Trustee will not:

(a) direct the time, method and place to conduct any proceeding for any remedy available to the Subordinated Indenture Trustee, or execute any trust or power conferred on the Subordinated Indenture Trustee with respect to the Subordinated Debt Securities;

(b) waive any past default under the Subordinated Indenture;

(c) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities will be due and payable; or

(d) consent to any amendment, modification or termination of the Subordinated Indenture or the Subordinated Debt Securities, where that consent will be required;

without, in each case, obtaining the prior approval of the holders of Preferred Trust Securities having at least a majority of the liquidation preference amount of all outstanding Preferred Trust Securities. Where a consent of each holder of Subordinated Debt Securities affected is required, no consent shall be given by the Property Trustee without the prior consent of each holder of the Preferred Trust Securities affected. The Trustees shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Trust Securities, except pursuant to the subsequent vote of the holders of Preferred Trust Securities. If the Property Trustee fails to enforce its rights under the Subordinated Debt Securities or the Trust Agreement, a holder of the Preferred Trust Securities may institute a legal proceeding directly against PPL Capital Funding or PPL Corporation, as the case may be, to enforce the Property Trustee’s rights under the Subordinated Debt Securities or the Trust Agreement without first instituting any legal proceeding against the Property Trustee or anyone else. The Property Trustee shall notify all holders of Preferred Trust Securities of any notice of default received from the Subordinated Indenture Trustee. The Property Trustee shall not take any action approved by the consent of the holders without an opinion of counsel experienced in those matters to the effect that the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes on account of that action.

      Holders of Preferred Trust Securities may give any required approval at a meeting convened for such purpose or by written consent without prior notice. The Administrative Trustees will give notice of any meeting at which holders of Preferred Trust Securities are entitled to vote.

      No vote or consent of the holders of Preferred Trust Securities will be required for the Trust to redeem and cancel Preferred Trust Securities in accordance with the Trust Agreement.

      Notwithstanding that holders of Preferred Trust Securities are entitled to vote or consent under any of the circumstances described above, any Preferred Trust Securities that are owned by PPL Capital Funding, PPL

Corporation or any affiliate of any of them, shall be treated as if they were not outstanding for purposes of such vote or consent.

Amendments

      The Trust Agreement may be amended from time to time by a majority of the Administrative Trustees and PPL Corporation, without the consent of any holders of Preferred Trust Securities:

(a) to cure any ambiguity, correct inconsistent provisions or make any other provisions with respect to matters or questions arising under the Trust Agreement; or

(b) to change the name of the Trust; or

(c) to modify, eliminate or add to any provisions of the Trust Agreement to the extent necessary to ensure that the Trust will not be classified for United States federal income tax purposes other than as a grantor trust (and not an association taxable as a corporation) at all times that any Preferred Trust Securities and Common Trust Securities are outstanding or to ensure the Trust’s exemption from the status of an “investment company” under the Investment Company Act of 1940.

      No amendment described above may materially adversely affect the interests of any holder of Preferred Trust Securities and Common Trust Securities without such holder’s consent. Any of the amendments of the Trust Agreement described in paragraph (a) above shall become effective when notice of the amendment is given to the holders of Preferred Trust Securities and Common Trust Securities.

      Except as provided below, any provision of the Trust Agreement may be amended by the Administrative Trustees and PPL Corporation with:

(a) the consent of holders of Preferred Trust Securities and Common Trust Securities representing not less than a majority in aggregate liquidation preference amount of the Preferred Trust Securities and Common Trust Securities then outstanding; and

(b) receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the Trust’s status as a grantor trust for federal income tax purposes or affect the Trust’s exemption from status of an “investment company” under the Investment Company Act of 1940.

      Each affected holder of Preferred Trust Securities or Common Trust Securities must have consented to any amendment to the Trust Agreement that:

(a) adversely changes the amount or timing of any distribution with respect to Preferred Trust Securities or Common Trust Securities or otherwise adversely affects the amount of any distribution required to be made in respect of Preferred Trust Securities and Common Trust Securities as of a specified date; or

(b) restricts the right of a holder of Preferred Trust Securities or Common Trust Securities to institute suit for the enforcement of any such payment on or after that date.

Form, Exchange and Transfer

      Preferred Trust Securities may be exchanged for other Preferred Trust Securities in any authorized denomination and of like tenor and aggregate liquidation preference.

      Subject to the terms of the Trust Agreement, Preferred Trust Securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the Preferred Trust Security registrar. The Administrative Trustees may designate PPL Corporation or PPL Capital Funding or any affiliate of either of them as the Preferred Trust Security registrar. The Property Trustee will initially act as the Preferred Trust Security registrar and transfer agent. No service charge will be made for any registration of transfer or exchange of Preferred Trust Securities, but the Preferred Trust Security registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. A transfer or exchange will be made when the Preferred Trust Security registrar and Administrative Trustees are satisfied with the documents of title and identity of the person making the request. The Administrative Trustees may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that PPL Corporation will, or will cause the Preferred Trust Security registrar to, maintain an office or agency in The City of New York where Preferred Trust Securities may be transferred or exchanged.

      The Trust will not be required to (1) issue, register the transfer of, or exchange any Preferred Trust Securities during the 15 calendar days before the mailing of a notice of redemption of any Preferred Trust Securities called for redemption and ending at the close of business on the day the notice is mailed or (2) register the transfer of or exchange any Preferred Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Preferred Trust Securities being redeemed in part.

Payment of Preferred Trust Securities and Paying Agent

      Unless we indicate differently in a prospectus supplement, payments in respect of the Preferred Trust Securities will be made on the applicable distribution dates by check mailed to the address of the holder entitled thereto as such address appears on the Preferred Trust Security register. The paying agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees, PPL Capital Funding and PPL Corporation, which may be PPL Corporation or PPL Capital Funding. The paying agent may resign upon 30 days’ written notice to the Administrative Trustees, the Property Trustee, PPL Capital Funding and PPL Corporation. In the event that the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor, which shall be a bank, trust company or affiliate of PPL Corporation acceptable to the Property Trustee, PPL Capital Funding and PPL Corporation to act as paying agent.

Duties of the Trustees

      The Delaware Trustee will act as the resident trustee in the State of Delaware and will have no other significant duties. The Property Trustee will hold the Subordinated Debt Securities on behalf of the Trust and will maintain a payment account with respect to the Preferred Trust Securities and Common Trust Securities, and will also act as trustee under the Trust Agreement for the purposes of the Trust Indenture Act.

      The Administrative Trustees of the Trust are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that (i) the Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act, (ii) the Trust will not be taxed as a corporation, (iii) the Trust will not be classified as other than a grantor trust for United States federal income tax purposes and (iv) the Subordinated Debt Securities will be treated as indebtedness of PPL Capital Funding for United States federal income tax purposes. In this regard, PPL Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that PPL Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the Preferred Trust Securities.

Miscellaneous

      Holders of the Preferred Trust Securities have no preemptive or similar rights.

Governing Law

      The Trust Agreement, the Preferred Trust Securities and the Common Trust Securities provide that they are to be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

      Selected provisions of the Preferred Securities Guarantee that PPL Corporation will execute and deliver for the benefit of the holders of the Preferred Trust Securities are summarized below. The summary is not complete. The form of Preferred Securities Guarantee was filed with the SEC and you should read the Preferred Securities Guarantee for provisions that may be important to you. The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. You should refer to the Trust Indenture Act for provisions that apply to the Preferred Securities Guarantee. Whenever particular defined terms of the Preferred Securities Guarantee are referred to, those defined terms are incorporated herein by reference.

      The Chase Manhattan Bank will act as Guarantee Trustee under the Preferred Securities Guarantee. The Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Trust Securities.

General

      PPL Corporation will irrevocably, fully and unconditionally agree to make the guarantee payments listed below in full to the holders of the Preferred Trust Securities if they are not made by the Trust, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments will be subject to the Preferred Securities Guarantee (without duplication):

(a) any accrued and unpaid distributions required to be paid on Preferred Trust Securities, to the extent the Trust has funds available therefor;

(b) the redemption price, plus all accrued and unpaid distributions, for any Preferred Trust Securities called for redemption by the Trust, to the extent the Trust has funds available therefor; and

(c) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (except in connection with the distribution of Subordinated Debt Securities to the holders in exchange for Preferred Trust Securities as provided in the Trust Agreement or upon a redemption of all of the Preferred Trust Securities upon maturity or redemption of the Subordinated Debt Securities as provided in the Trust Agreement), the lesser of:

(1) the aggregate of the liquidation preference and all accrued and unpaid distributions on Preferred Trust Securities to the date of payment, to the extent the Trust has funds available therefor; and

(2) the amount of assets of the Trust remaining available for distribution to holders of Preferred Trust Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law.

PPL Corporation’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by PPL Corporation to the holders of Preferred Trust Securities or by causing the Trust to pay such amounts to those holders.

      The Preferred Securities Guarantee will be a guarantee with respect to the Preferred Trust Securities, but will not apply to any payment of distributions if and to the extent that the Trust does not have funds available to make those payments.

      If neither PPL Capital Funding nor PPL Corporation makes interest payments on the Subordinated Debt Securities held by the Trust, the Trust will not have funds available to pay distributions on the Preferred Trust Securities. The Preferred Securities Guarantee will rank subordinate and junior in right of payment to all other liabilities of PPL Corporation (except those made pari passu or subordinate by their terms). The Preferred Securities Guarantee does not limit PPL Corporation from incurring or issuing additional debt, whether secured or unsecured, senior to or equal in right of payment to the Preferred Securities Guarantee in the future.

      PPL Corporation will agree to provide funds to the Trust as needed to pay costs, expenses or liabilities of the Trust to parties other than holders of Preferred Trust Securities or Common Trust Securities. The Subordinated Debt Securities, the Subordinated Guarantees and the Preferred Securities Guarantee, together with the obligations of PPL Corporation with respect to the Preferred Trust Securities under the Subordinated Indenture, the Trust Agreement, the Preferred Securities Guarantee, including the agreement by PPL Corporation to pay expenses and obligations of the Trust to parties (other than holders of Preferred Trust Securities or Common Trust Securities), constitute a full and unconditional guarantee of the Preferred Trust Securities by PPL Corporation. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes that guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee by PPL Corporation of the Preferred Trust Securities.

Amendments and Assignment

      No consent of holders of Preferred Trust Securities is required for changes to the Preferred Securities Guarantee that do not materially adversely affect their rights. Other terms of the Preferred Securities Guarantee may be changed only with the prior approval of the holders of the Preferred Trust Securities having at least a majority of the liquidation preference amount of the outstanding Preferred Trust Securities. All guarantees and agreements contained in the Preferred Securities Guarantee will bind the successors, assigns, receivers, trustees and representatives of PPL Corporation and will inure to the benefit of the holders of the Preferred Trust Securities then outstanding.

Events of Default

      An event of default under the Preferred Securities Guarantee will occur if PPL Corporation fails to perform any of its payment or other obligations under the Preferred Securities Guarantee and has not cured such failure within 90 days of receipt of notice thereof. The holders of the Preferred Trust Securities having a majority of the liquidation preference of the Preferred Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Preferred Securities Guarantee.

      Any holder of the Preferred Trust Securities may enforce the Preferred Securities Guarantee, or institute a legal proceeding directly against PPL Corporation to enforce the Guarantee Trustee’s rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or anyone else.

      PPL Corporation will be required to file an annual statement with the Guarantee Trustee as to its compliance with the Preferred Securities Guarantee.

Duties of the Guarantee Trustee

      The Guarantee Trustee will undertake to perform only those duties specifically set forth in the Preferred Securities Guarantee until a default occurs. After a default under the Preferred Securities Guarantee, the Guarantee Trustee must exercise the same degree of care in its duties as a prudent individual would exercise in the conduct of his or her own affairs. The Preferred Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Preferred Securities Guarantee at the request of any holder of the Preferred Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of the Preferred Securities Guarantee

      The Preferred Securities Guarantee will terminate and be of no further force and effect upon:

(a) full payment of the redemption price, plus accrued and unpaid distributions, for all the Preferred Trust Securities;

(b) the distribution of Subordinated Debt Securities to holders of the Preferred Trust Securities in exchange for all of the Preferred Trust Securities; or

(c) full payment of the amounts payable upon liquidation of the Trust.

      The Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Trust Securities must restore payment of any sums paid under the Preferred Trust Securities or the Preferred Securities Guarantee.

Status of the Preferred Securities Guarantee

      The Preferred Securities Guarantee will be an unsecured obligation of PPL Corporation and will rank:

(a) subordinate and junior in right of payment to all other liabilities of PPL Corporation, including the Subordinated Guarantees;

(b) equal in right of payment with the most senior preferred or preference stock that may be issued by PPL Corporation and with any guarantee that may be entered into by PPL Corporation in respect of any preferred or preference stock of any affiliate of PPL Corporation; and

(c) senior to PPL Corporation common stock.

      The Trust Agreement provides that by accepting Preferred Trust Securities, a holder agrees to the subordination provisions and other terms of the Preferred Securities Guarantee.

      The Preferred Securities Guarantee will be a guarantee of payment and not of collection, that is, the guaranteed party may institute a legal proceeding directly against PPL Corporation to enforce its rights under the Preferred Securities Guarantee without first instituting a legal proceeding against anyone else.

      Because PPL Corporation is a holding company that conducts all of its operations through subsidiaries, obligations under the Preferred Securities Guarantee, as obligations of a holding company, will generally have a position junior to claims of creditors and preferred stockholders of the subsidiaries of PPL Corporation. See “PPL Corporation— Holding Company Structure” above.

Governing Law

      The Preferred Securities Guarantee provides that it is to be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

      The Subordinated Indenture and its associated documents contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the Subordinated Debt Securities or the Subordinated Indenture. The form of the Subordinated Indenture has been filed with the SEC, and you should read the Subordinated Indenture for provisions that may be important to you. The Subordinated Indenture will be qualified under the Trust Indenture Act. You should refer to the Trust Indenture Act for provisions that apply to the Subordinated Debt Securities.

      This summary is subject to and qualified in its entirety by reference to all the provisions of the Subordinated Indenture, including definitions of certain terms used in the Subordinated Indenture. We also include references in parentheses to certain sections of the Subordinated Indenture. Whenever we refer to particular sections or defined terms of the Subordinated Indenture in this prospectus or in a prospectus supplement, such sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement or supplements.

General

      The Subordinated Debt Securities, including any Subordinated Debt Securities which the Property Trustee will hold on behalf of the Trust as trust assets, will be issued under the Subordinated Indenture (the “Subordinated Indenture”) among PPL Capital Funding, PPL Corporation and The Chase Manhattan Bank, as Trustee (the “Subordinated Indenture Trustee”). The Subordinated Indenture provides for the issuance from time to time of subordinated debt in an unlimited amount. The Subordinated Debt Securities and all other subordinated debt issued previously or hereafter under the Subordinated Indenture are collectively referred to as the “Subordinated Indenture Securities.” Subordinated Debt Securities issued to the Trust will constitute a separate series under the Subordinated Indenture and will be limited in aggregate principal amount to the sum of the aggregate liquidation preference amount of the Preferred Trust Securities and the consideration paid by PPL Corporation for the Common Trust Securities.

      The Subordinated Debt Securities will be unsecured, subordinated obligations of PPL Capital Funding which rank junior to all of PPL Capital Funding’s Senior Indebtedness (as defined herein). The Subordinated Debt Securities will be unconditionally guaranteed by PPL Corporation as to payment of principal, and any interest and premium pursuant to subordinated guarantees (“Subordinated Guarantees”) of PPL Corporation which rank junior to all of PPL Corporation’s Senior Indebtedness (as defined herein). See “—Subordinated Guarantees.”

      Prior to the issuance of each series, certain aspects of the particular securities have to be specified in a supplemental indenture, in a board resolution of PPL Capital Funding, or in one or more officer’s certificates of PPL Capital Funding pursuant to a supplemental indenture or a board resolution. We refer you to the applicable prospectus supplement(s) for a description of the following terms of the series of Subordinated Debt Securities:

(a) the title of such Subordinated Debt Securities;

(b) any limit upon the principal amount of such Subordinated Debt Securities;

(c) the date or dates on which principal will be payable or how to determine such dates;

(d) the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable (“Subordinated Debt Securities Interest Payment Dates”); and any record dates for the interest payable on such Subordinated Debt Securities Interest Payment Dates;

(e) any obligation or option of PPL Capital Funding to redeem, purchase or repay Subordinated Debt Securities, or any option of the Holder to require PPL Capital Funding to redeem or repurchase Subordinated Debt Securities, and the terms and conditions upon which such Subordinated Debt Securities will be redeemed, purchased or repaid;

(f) the denominations in which such Subordinated Debt Securities will be issuable (if other than denominations of $25 and any integral multiple thereof);

(g) whether such Subordinated Debt Securities are to be issued in whole or in part in the form of one or more global Subordinated Debt Securities and, if so, the identity of the depositary for such global Subordinated Debt Securities; and

(h) any other terms of such Subordinated Debt Securities.

(See Section 301.)

Subordination

      The Subordinated Debt Securities will be subordinate and junior in right of payment to all Senior Indebtedness of PPL Capital Funding. (See Article Fifteen.) No payment of the principal (including redemption and sinking fund payments) of, or interest on, the Subordinated Debt Securities may be made by

PPL Capital Funding until all holders of Senior Indebtedness of PPL Capital Funding have been paid, if any of the following occurs:

(a) certain events of bankruptcy, insolvency or reorganization of PPL Capital Funding;

(b) any Senior Indebtedness of PPL Capital Funding is not paid when due and that default continues without waiver;

(c) any other default has occurred and continues without waiver pursuant to which the holders of Senior Indebtedness of PPL Capital Funding are permitted to accelerate the maturity of such Senior Indebtedness; or

(d) the maturity of any other series of subordinated debentures under the Subordinated Indenture has been accelerated, because of an event of default which remains uncured.

      Upon any distribution of assets of PPL Capital Funding to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of PPL Capital Funding must be paid in full before the holders of the Subordinated Debt Securities are entitled to receive or retain any payment from such distribution.

      Senior Indebtedness, when used with respect to PPL Capital Funding or PPL Corporation, is defined in the Subordinated Indenture to include all obligations of PPL Capital Funding or PPL Corporation, as the case may be, for borrowed money, or guarantees of the same, or for the payment of money pursuant to capital leases, unless such obligation or guarantee expressly provides that it is not superior to or equal in right of payment to the Subordinated Debt Securities or the Subordinated Guarantees, as the case may be. The obligations of PPL Corporation under the Preferred Securities Guarantee shall not be deemed to be Senior Indebtedness. (See Section 101.)

      The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued. As of December 31, 2000, PPL Capital Funding had approximately $2.068 billion principal amount of indebtedness for borrowed money constituting its Senior Indebtedness, and PPL Corporation had approximately $2.439 billion principal amount of obligations constituting its Senior Indebtedness (including guarantees of indebtedness of PPL Capital Funding and certain of PPL Corporation’s other subsidiaries).

Subordinated Guarantees

      PPL Corporation will unconditionally guarantee the payment of principal of and any interest and premium on the Subordinated Debt Securities, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Subordinated Debt Securities and the Subordinated Indenture. The Subordinated Guarantees will remain in effect until the entire principal of and any premium and interest on the Subordinated Debt Securities has been paid in full or otherwise discharged in accordance with the provisions of the Subordinated Indenture. (See Article Fourteen.)

      The Subordinated Guarantees will be subordinate and junior in right of payment to all Senior Indebtedness of PPL Corporation. No payment of the principal (including redemption and sinking fund payments) of, or interest on, the Subordinated Debt Securities may be made by PPL Corporation under the Subordinated Guarantees until all holders of Senior Indebtedness of PPL Corporation have been paid, if any of the following occurs:

(a) certain events of bankruptcy, insolvency or reorganization of PPL Corporation;

(b) any Senior Indebtedness of PPL Corporation is not paid when due and that default continues without waiver;

(c) any other default has occurred and continues without waiver pursuant to which the holders of Senior Indebtedness of PPL Corporation are permitted to accelerate the maturity of such Senior Indebtedness; or

(d) the maturity of any other series of subordinated debentures under the Subordinated Indenture which has been guaranteed by PPL Corporation and has been accelerated, because of an event of default which remains uncured.

      Upon any distribution of assets of PPL Corporation to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of PPL Corporation must be paid in full before the holders of the Subordinated Debt Securities are entitled to receive or retain any payment from such distribution.

Payment of Subordinated Debt Securities

  Interest

      Unless we indicate differently in a prospectus supplement, we will pay interest on each Subordinated Debt Security on each Subordinated Debt Securities Interest Payment Date by check mailed to the Holder of the Subordinated Debt Securities as of the close of business on the regular record date relating to such Subordinated Debt Securities Interest Payment Date, except, that interest payable at Maturity will be paid to the person to whom principal is paid.

      However, if we default in paying interest on a Subordinated Debt Security, we will pay defaulted interest in either of the two following ways:

(a) We will first propose to the Subordinated Indenture Trustee a payment date for such defaulted interest. Next, the Subordinated Indenture Trustee will choose a Special Record Date for determining which Holders are entitled to the payment. The Special Record Date will be between 10 and 15 days before the payment date we propose. Finally, we will pay such defaulted interest on the payment date to the Holder of the Subordinated Debt Security as of the close of business on the Special Record Date.

(b) Alternatively, we can propose to the Subordinated Indenture Trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which such Subordinated Debt Securities are listed for trading. If the Subordinated Indenture Trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

  Principal

      Unless we indicate differently in a prospectus supplement, we will pay principal of and any interest and premium on the Subordinated Debt Securities at Maturity upon presentation of the Subordinated Debt Securities at the office of The Chase Manhattan Bank in New York, New York, as our Paying Agent. Any other Paying Agent initially designated for the Subordinated Debt Securities of a particular series will be named in the applicable prospectus supplement.

      In our discretion, we may change the place of payment on the Subordinated Debt Securities, and may remove any Paying Agent and may appoint one or more additional Paying Agents (including PPL Capital Funding, PPL Corporation or any affiliate of either of them). (See Section 602.)

Option to Extend Interest Payment Period

      So long as no Event of Default under the Subordinated Indenture has occurred and is continuing, PPL Capital Funding may extend the interest payment period from time to time on the Subordinated Debt Securities for one or more periods. As a consequence, distributions on Preferred Trust Securities would be deferred during any extension period. Interest would, however, continue to accrue. During any extended interest period, or for so long as an “Event of Default” under the Subordinated Indenture resulting from a payment default or a payment default under the Preferred Securities Guarantee has occurred and is continuing, PPL Corporation may not:

(a) declare or pay any dividend or distribution on its capital stock, other than dividends paid in shares of capital stock of PPL Corporation;

(b) redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

(c) pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the Subordinated Guarantees; or

(d) make any payments with respect to any guarantee of debt securities by PPL Corporation if such guarantee is equal or junior in right of payment to the Subordinated Guarantees.

(See Section 312.)

      Before an extension period ends, PPL Capital Funding may further extend the interest payment period. No extension period as further extended may exceed 20 consecutive quarters. After any extension period and the payment of all amounts then due, PPL Capital Funding may select a new extended interest payment period. No interest period may be extended beyond the maturity of the Subordinated Debt Securities. PPL Capital Funding will give the Trust and the Subordinated Indenture Trustee notice of its election of an extension period prior to the earlier of (i) one business day before the record date for the distribution which would occur if PPL Capital Funding did not make the election to extend or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or any other applicable self-regulatory organization of the record date. The Property Trustee shall send notice of that election to the holders of Preferred Trust Securities.

  Additional Interest

      So long as any Preferred Trust Securities remain outstanding, if the Trust is required to pay any taxes, duties, assessments or governmental charges imposed by the United States or any other taxing authority on income derived from the interest payments on the Subordinated Debt Securities, then PPL Capital Funding will pay as interest on the Subordinated Debt Securities any additional interest that may be necessary in order that the net amounts retained by the Trust after the payment of those taxes, duties, assessments or governmental charges will be the same as the Trust would have had in the absence of such payment. (See Section 313.)

Form; Transfers; Exchanges

      Unless we indicated differently in a prospectus supplement, the Subordinated Debt Securities will be issued

(a) only in fully registered form;

(b) without interest coupons; and

(c) in denominations that are even multiples of $25. (See Section 302.)

      Unless we indicate differently in a prospectus supplement, Subordinated Debt Securities may be exchanged at the office of the Subordinated Indenture Trustee. The Subordinated Indenture Trustee will also act as our agent for registering Subordinated Debt Securities in the names of holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “Subordinated Indenture Registrar.” It will also perform transfers.

      In our discretion, we may change the place for registration of transfer of the Subordinated Debt Securities and may remove and/or appoint one or more additional Subordinated Indenture Registrars

(including PPL Capital Funding, PPL Corporation or any affiliate of either of them). (See Sections 305 and 602.)

      Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the Debt Securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may block the transfer or exchange of (a) Subordinated Debt Securities during a period of 15 days prior to giving any notice of redemption or (b) any Subordinated Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Subordinated Debt Security being redeemed in part. (See Section 305.)

      Unless we indicate differently in a prospectus supplement, if Subordinated Debt Securities are distributed to holders of Preferred Trust Securities in a dissolution of the Trust, the Subordinated Debt Securities will be issued in fully registered certificated form in the denominations and integral multiples thereof in which the Preferred Trust Securities have been issued, and they may be transferred or exchanged at the offices of the Subordinated Indenture Trustee.

Redemption

      For so long as the Trust is the holder of all the Subordinated Debt Securities, the proceeds of any redemption will be used by the Trust to redeem Preferred Trust Securities and Common Trust Securities in accordance with their terms.

      We will set forth any terms for the redemption of Subordinated Debt Securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to Subordinated Debt Securities redeemable at the option of the Holder, Subordinated Debt Securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the Subordinated Debt Securities of any series or any tranche thereof are to be redeemed, the Subordinated Indenture Trustee will select the Subordinated Debt Securities to be redeemed. In the absence of any provision for selection, the Subordinated Indenture Trustee will choose a method of random selection as it deems fair and appropriate. (See Sections 403 and 404.)

      Subordinated Debt Securities will cease to bear interest on the redemption date. PPL Capital Funding will pay the redemption price and any accrued interest once the Subordinated Debt Securities are surrendered for redemption. (See Section 405.) If only part of a Subordinated Debt Security is redeemed, the Subordinated Indenture Trustee will deliver a new Subordinated Debt Security of the same series for the remaining portion without charge. (See Section 406.)

      We may make any redemption at the option of PPL Capital Funding conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received such money by the date fixed for redemption, PPL Capital Funding will not be required to redeem such Subordinated Debt Securities. (See Section 404.)

Events of Default

      An “Event of Default” occurs with respect to Subordinated Indenture Securities of any series if

(a) we do not pay any interest on any Subordinated Indenture Securities of the applicable series within 30 days of the due date; provided, however, that a valid extension of the interest period by us will not constitute an Event of Default;

(b) we do not pay principal or premium on any Subordinated Indenture Securities of the applicable series on its due date;

(c) we remain in breach of a covenant (excluding covenants solely applicable to a specific series) or warranty of the Subordinated Indenture for 90 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the Subordinated Indenture Trustee or Holders of 25% of the principal amount of Subordinated Indenture Securities of the affected series; the Subordinated Indenture Trustee or such Holders can agree to extend the 90-day period and such an agreement to extend will be automatically deemed to occur if we are diligently pursuing action to correct the default;

(d) the Subordinated Guarantees of PPL Corporation relating to any Subordinated Indenture Securities of the applicable series

(1) cease to be effective (except in accordance with their terms),

(2) are found in any judicial proceeding to be unenforceable or invalid, or

(3) are denied or disaffirmed (except in accordance with their terms);

(e) we file for bankruptcy or certain other events in bankruptcy, insolvency, receivership or reorganization occur; or

(f) any other Event of Default specified in the prospectus supplement occurs.

(See Section 801.)

No Event of Default with respect to the Subordinated Debt Securities necessarily constitutes an Event of Default with respect to the Subordinated Indenture Securities of any other series issued under the Subordinated Indenture.

Remedies

  Acceleration

      Any One Series. If an Event of Default occurs and is continuing with respect to any one series of Subordinated Indenture Securities, then either the Subordinated Indenture Trustee or the Holders of 25% in principal amount of the outstanding Subordinated Indenture Securities of such series may declare the principal amount of all of the Subordinated Indenture Securities of such series to be due and payable immediately.

      More Than One Series. If an Event of Default occurs and is continuing with respect to more than one series of Subordinated Indenture Securities, then either the Subordinated Indenture Trustee or the Holders of 25% in aggregate principal amount of the outstanding Subordinated Indenture Securities of all such series, considered as one class, may make such declaration of acceleration. Thus, if there is more than one series affected, the action by 25% in principal amount of the Subordinated Indenture Securities of any particular series will not, in itself, be sufficient to make a declaration of acceleration.

(See Section 802.)

  Rescission of Acceleration

      After the declaration of acceleration has been made and before the Subordinated Indenture Trustee has obtained a judgment or decree for payment of the money due, such declaration and its consequences will be rescinded and annulled, if

(a) we pay or deposit with the Subordinated Indenture Trustee a sum sufficient to pay

(1) all overdue interest;

(2) the principal of and any premium which have become due otherwise than by such declaration of acceleration and overdue interest thereon;

(3) interest on overdue interest to the extent lawful; and

(4) all amounts due to the Subordinated Indenture Trustee under the Subordinated Indenture; and

(b) all Events of Default, other than the nonpayment of the principal which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Subordinated Indenture.

(See Section 802.) For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

  Control by Holders; Limitations

      Subject to the Subordinated Indenture, if an Event of Default with respect to the Subordinated Indenture Securities of any one series occurs and is continuing, the Holders of a majority in principal amount of the outstanding Subordinated Indenture Securities of that series will have the right to

(a) direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee, or

(b) exercise any trust or power conferred on the Subordinated Indenture Trustee with respect to the Subordinated Indenture Securities of such series.

      If an Event of Default is continuing with respect to more than one series of Subordinated Indenture Securities, the Holders of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Subordinated Indenture Securities of any one of such series. These rights of Holders to make direction are subject to the following limitations:

(a) the Holders’ directions may not conflict with any law or the Subordinated Indenture; and

(b) the Holders’ directions may not involve the Subordinated Indenture Trustee in personal liability where the Trustee believes indemnity is not adequate.

The Subordinated Indenture Trustee may also take any other action it deems proper which is consistent with the Holders’ direction. (See Sections 812 and 903.)

      In addition, the Subordinated Indenture provides that no Holder of any Subordinated Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the Subordinated Indenture for the appointment of a receiver or for any other remedy thereunder unless

(a) that Holder has previously given the Subordinated Indenture Trustee written notice of a continuing Event of Default;

(b) the Holders of 25% in aggregate principal amount of the outstanding Subordinated Indenture Securities of all affected series, considered as one class, have made written request to the Subordinated Indenture Trustee to institute proceedings in respect of that Event of Default and have offered the Subordinated Indenture Trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

(c) for 60 days after receipt of such notice, the Subordinated Indenture Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Subordinated Indenture Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of outstanding Subordinated Indenture Securities of all affected series, considered as one class.

Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Sections 807 and 903.)

      However, each Holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Sections 807 and 808.)

Enforcement of Certain Rights by Holders of Preferred Trust Securities

      If there is an Event of Default with respect to Subordinated Debt Securities held by the Trust, then the holders of Preferred Trust Securities will rely on the Property Trustee or the Subordinated Indenture Trustee, acting for the benefit of the Property Trustee, to enforce the Property Trustee’s rights against PPL Capital Funding and PPL Corporation as a holder of the Subordinated Debt Securities. However, a holder of Preferred Trust Securities may enforce the Subordinated Indenture directly against PPL Capital Funding and PPL Corporation to the same extent as if the holder of Preferred Trust Securities held a principal amount of Subordinated Debt Securities equal to the aggregate liquidation amount of its Preferred Trust Securities. (See Section 609.)

      Subject to their right to bring suit to enforce their right to payment, the holders of Preferred Trust Securities would not be able to institute any proceeding with respect to the Subordinated Indenture unless the Subordinated Indenture Trustee has failed to do so for 60 days after a request of the holders of 25% in liquidation amount of Preferred Trust Securities. Upon such failure, the holders of a majority of the aggregate liquidation amount of the outstanding Preferred Trust Securities would have the right to directly institute proceedings for enforcement of all other rights of the Subordinated Indenture Trustee against PPL Capital Funding to the fullest extent permitted by law. (See Sections 807, 808 and 812.)

Notice of Default

      The Subordinated Indenture Trustee is required to give the Holders of the Subordinated Indenture Securities notice of any default under the Subordinated Indenture to the extent required by the Trust Indenture Act, unless such default has been cured or waived; except that in the case of an Event of Default of the character specified above in clause (c) under “— Events of Default,” no such notice shall be given to such Holders until at least 90 days after the occurrence thereof. (See Section 902.) The Trust Indenture Act currently permits the Subordinated Indenture Trustee to withhold notices of default (except for certain payment defaults) if the Subordinated Indenture Trustee in good faith determines the withholding of such notice to be in the interests of the Holders.

      We will furnish the Subordinated Indenture Trustee with an annual statement as to the compliance by PPL Capital Funding with the conditions and covenants in the Subordinated Indenture. (See Section 605.)

Waiver of Default and of Compliance

      The Holders of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of any series may waive, on behalf of the Holders of all Subordinated Indenture Securities of such series, any past default under the Subordinated Indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the Subordinated Indenture that cannot be amended without the consent of the Holder of each outstanding Subordinated Indenture Security. (See Section 813.)

      Compliance with certain covenants in the Subordinated Indenture or otherwise provided with respect to Subordinated Indenture Securities may be waived by the Holders of a majority in aggregate principal amount of the affected Subordinated Indenture Securities, considered as one class. (See Section 606.)

Consolidation, Merger and Conveyance of Assets as an Entirety

      Subject to the provisions described in the next paragraph, each of PPL Capital Funding and PPL Corporation will preserve its corporate existence. (See Section 604.)

      PPL Capital Funding and PPL Corporation have each agreed not to consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity unless

(a) the entity formed by such consolidation or into which PPL Capital Funding or PPL Corporation, as the case may be, is merged or the entity which acquires or which leases the property and assets of PPL Capital Funding or PPL Corporation, as the case may be, substantially as an entirety is an entity organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the outstanding Subordinated Indenture Securities (or the Subordinated Guarantees endorsed thereon, as the case may be) and the performance of all of the covenants of PPL Capital Funding or PPL Corporation, as the case may be, under the Subordinated Indenture, and

(b) immediately after giving effect to such transactions, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing. (See Section 1101.)

      The Subordinated Indenture does not prevent or restrict:

(a) any consolidation or merger after the consummation of which PPL Capital Funding or PPL Corporation would be the surviving or resulting entity;

(b) any consolidation of PPL Capital Funding with PPL Corporation or any other entity all of the outstanding voting securities of which are owned, directly or indirectly, by PPL Corporation; or any merger of any such entity into any other of such entities; or any conveyance or other transfer, or lease, or properties by any thereof to any other thereof;

(c) any conveyance or other transfer, or lease, of any part of the properties of PPL Capital Funding or PPL Corporation which does not constitute the entirety, or substantially the entirety, thereof; or

(d) the approval by PPL Capital Funding or PPL Corporation of, or the consent by PPL Capital Funding or PPL Corporation to, any consolidation or merger to which any direct or indirect subsidiary or affiliate of PPL Capital Funding or PPL Corporation, as the case requires, may be a party or any conveyance, transfer or lease by any such subsidiary or affiliate of any of its assets. (See Section 1103.)

Modification of Subordinated Indenture

      Without Holder Consent. Without the consent of any Holders of Subordinated Indenture Securities, PPL Capital Funding, PPL Corporation and the Subordinated Indenture Trustee may enter into one or more supplemental indentures for any of the following purposes:

(a) to evidence the succession of another entity to PPL Capital Funding or PPL Corporation; or

(b) to add one or more covenants of PPL Capital Funding or PPL Corporation or other provisions for the benefit of the Holders of all or any series or tranche of Subordinated Indenture Securities, or to surrender any right or power conferred upon PPL Capital Funding or PPL Corporation; or

(c) to add any additional Events of Default for all or any series of Subordinated Indenture Securities; or

(d) to change or eliminate any provision of the Subordinated Indenture or to add any new provision to the Subordinated Indenture that does not adversely affect the interests of the Holders; or

(e) to provide security for the Subordinated Indenture Securities of any series; or

(f) to establish the form or terms of Subordinated Indenture Securities of any series or tranche or any Subordinated Guarantees as permitted by the Subordinated Indenture; or

(g) to provide for the issuance of bearer securities; or

(h) to evidence and provide for the acceptance of appointment of a separate or successor Subordinated Indenture Trustee or co-trustee; or

(i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series or tranche of Subordinated Indenture Securities; or

(j) to change any place or places where

(1) we may pay principal, premium and interest,

(2) Subordinated Indenture Securities may be surrendered for transfer or exchange, and

(3) notices and demands to or upon PPL Capital Funding or PPL Corporation may be served; or

(k) to cure any ambiguity, defect or inconsistency or to make any other changes that do not adversely affect the interests of the Holders in any material respect.

      If the Trust Indenture Act is amended after the date of the Subordinated Indenture so as to require changes to the Subordinated Indenture or so as to permit changes to, or the elimination of, provisions which, at the date of the Subordinated Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Subordinated Indenture, the Subordinated Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and PPL Capital Funding, PPL Corporation and the Subordinated Indenture Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to effect or evidence such amendment.

(See Section 1201.)

      With Holder Consent. Except as provided above, the consent of the Holders of at least a majority in aggregate principal amount of the Subordinated Indenture Securities of all outstanding series, considered as one class, is generally required for the purpose of adding to, or changing or eliminating any of the provisions of, the Subordinated Indenture pursuant to a supplemental indenture. However, if less than all of the series of outstanding Subordinated Indenture Securities are directly affected by a proposed supplemental indenture, then such proposal only requires the consent of the Holders of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all directly affected series, considered as one class. Moreover, if the Subordinated Indenture Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the Holders of Subordinated Indenture Securities of one or more, but less than all, of such tranches, then such proposal only requires the consent of the Holders of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all directly affected tranches, considered as one class.

      However, no amendment or modification may, without the consent of the Holder of each outstanding Subordinated Indenture Security directly affected thereby,

(a) change the stated maturity of the principal or (except as described above under “—Option to Extend Interest Payment Period”) interest on any Subordinated Indenture Security (other than pursuant to the terms thereof), or reduce the principal amount, interest or premium payable or change the currency in which any Subordinated Indenture Security is payable, or impair the right to bring suit to enforce any payment;

(b) reduce the percentages of Holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the Subordinated Indenture; or

(c) modify certain of the provisions in the Subordinated Indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

      A supplemental indenture which changes or eliminates any provision of the Subordinated Indenture expressly included solely for the benefit of Holders of Subordinated Indenture Securities of one or more particular series or tranches will be deemed not to affect the rights under the Subordinated Indenture of the Holders of Subordinated Indenture Securities of any other series or tranche. So long as any Preferred Trust Securities are outstanding, the Subordinated Indenture Trustee may not consent to any supplemental indenture that would ordinarily require Subordinated Indenture Security Holder consent without the prior consent of the holders of a majority in aggregate liquidation preference of all outstanding Preferred Trust Securities affected or, in the case of changes described in clauses (a) through (c) immediately above, 100% in aggregate liquidation preference of all such outstanding Preferred Trust Securities affected. (See Section 1202.)

Miscellaneous Provisions

      The Subordinated Indenture provides that certain Subordinated Indenture Securities, including those for which payment or redemption money has been deposited or set aside in trust as described under “—Satisfaction and Discharge” below, will not be deemed to be “outstanding” in determining whether the Holders of the requisite principal amount of the outstanding Subordinated Indenture Securities have given or taken any demand, direction, consent or other action under the Subordinated Indenture as of any date, or are present at a meeting of Holders for quorum purposes. (See Section 101.)

      PPL Capital Funding or PPL Corporation will be entitled to set any day as a record date for the purpose of determining the Holders of outstanding Subordinated Indenture Securities of any series entitled to give or take any demand, direction, consent or other action under the Subordinated Indenture, in the manner and subject to the limitations provided in the Subordinated Indenture. In certain circumstances, the Subordinated Indenture Trustee also will be entitled to set a record date for action by Holders. If such a record date is set for any action to be taken by Holders of particular Subordinated Indenture Securities, such action may be taken only by persons who are Holders of such Subordinated Indenture Securities on the record date. (See Section 104.)

Satisfaction and Discharge

      Any Subordinated Indenture Securities or any portion will be deemed to have been paid for purposes of the Subordinated Indenture, and at PPL Capital Funding’s election, the entire indebtedness of PPL Capital Funding and PPL Corporation will be satisfied and discharged, if there shall have been irrevocably deposited with the Subordinated Indenture Trustee or any paying agent (other than PPL Capital Funding or PPL Corporation), in trust:

(a) money sufficient, or

(b) in the case of a deposit made prior to the maturity of such Subordinated Indenture Securities, non-redeemable Eligible Obligations (as defined in the Subordinated Indenture) sufficient, or

(c) a combination of (a) and (b), which in total are sufficient,

to pay when due the principal of, and any premium, and interest due and to become due on such Subordinated Indenture Securities or portions thereof on and prior to the maturity thereof.

(See Section 701.)

      The Subordinated Indenture will be deemed satisfied and discharged when no Subordinated Indenture Securities remain outstanding and when we have paid all other sums payable by us under the Subordinated Indenture. (See Section 702.)

      All moneys we pay to the Subordinated Indenture Trustee or any paying agent on Subordinated Debt Securities which remain unclaimed at the end of two years after payments have become due will be paid to or upon the order of PPL Capital Funding. Thereafter, the Holder of such Subordinated Debt Security may look only to us for payment thereof. (See Section 603.)

Resignation and Removal of the Subordinated Indenture Trustee; Deemed Resignation

      The Subordinated Indenture Trustee may resign at any time by giving written notice thereof to us.

      The Subordinated Indenture Trustee may also be removed by act of the Holders of a majority in principal amount of the then outstanding Subordinated Indenture Securities of any series.

      No resignation or removal of the Subordinated Indenture Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Subordinated Indenture.

      Under certain circumstances, we may appoint a successor trustee and if the successor accepts, the Subordinated Indenture Trustee will be deemed to have resigned.

(Section 910).

Governing Law

      The Subordinated Indenture and the Subordinated Indenture Securities provide that they are to be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE TRUSTEES

      The Chase Manhattan Bank has at various times in the ordinary course of business made loans to PPL Corporation and its subsidiaries and affiliates, and acts as Administrative Agent with respect to one of our current revolving credit facilities. In addition, The Chase Manhattan Bank acts as issuing and paying agent for PPL Capital Funding’s commercial paper notes, and acts as guarantee trustee and property trustee for the trust originated preferred securities and common securities of our affiliates, PPL Capital Trust and PPL Capital Trust I and acts as trustee with respect to junior subordinated deferrable interest debentures of our affiliate, PPL Utilities. Chase Manhattan Bank USA, National Association, an affiliate of the Trustee, also acts as Delaware trustee for the trust originated preferred securities and common securities of PPL Capital Trust and PPL Capital Trust I.

EXPERTS

      The consolidated financial statements of PPL Corporation incorporated in this prospectus by reference to the Annual Report on Form 10-K of PPL Corporation for the year ended December 31, 1999, as amended by Form 10-K/ A filed with the SEC on June 28, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The audited consolidated financial information of Hyder plc incorporated in this prospectus by reference to the Current Report on Form 8-K of PPL Corporation filed with the SEC on October 20, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers, Cardiff, United Kingdom, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The financial statements and schedules of Southern Investments UK plc and subsidiaries incorporated in this prospectus by reference to the Annual Report on Form 10-K of PPL Corporation for the year ended December 31, 1999, as amended by Form 10-K/ A filed with the SEC on June 28, 2000, have been audited by Arthur Andersen, independent accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing.

      Michael A. McGrail, Esq., Senior Counsel of PPL Services Corporation, has reviewed the statements made herein and in the incorporated documents as to matters of law and legal conclusions. Such statements have been made in reliance upon his authority as an expert.

VALIDITY OF THE SECURITIES AND THE SECURITIES GUARANTEES

      Thelen Reid & Priest LLP, New York, New York, counsel to PPL Corporation, PPL Capital Funding and PPL Capital Funding Trust I, will pass upon the validity of the Securities and the Securities Guarantees for PPL Corporation, PPL Capital Funding and the Trust. Simpson Thacher & Bartlett, counsel to PPL Corporation, will pass upon the validity of Common Stock and the Preferred Stock for PPL Corporation. Michael A. McGrail, Esq., Senior Counsel of PPL Services Corporation, will pass upon the validity of the

PPL Corporation Securities and the Securities Guarantees for PPL Corporation. Sullivan & Cromwell, New York, New York, will pass upon the validity of the Securities and the Securities Guarantees for any underwriters or agents. Certain matters of Delaware law relating to the validity of the Preferred Trust Securities, the enforceability of the Trust Agreement and the creation of the Trust will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to PPL Corporation, PPL Capital Funding and the Trust. Thelen Reid & Priest LLP, Simpson Thacher & Bartlett and Sullivan & Cromwell will rely on the opinion of Mr. McGrail as to matters involving the law of the Commonwealth of Pennsylvania, and on the opinion of Richards, Layton & Finger, P.A., as to matters involving the law of the State of Delaware in connection with the Preferred Trust Securities. As to matters involving the law of the State of New York, Mr. McGrail will rely on the opinion of Thelen Reid & Priest LLP.

PLAN OF DISTRIBUTION

      We may sell Securities (a) to purchasers directly; (b) to underwriters for public offering and sale by them; or (c) through agents or dealers. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the related supplement to this prospectus.

Direct Sales

      We may sell the Securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the Securities. A prospectus supplement will describe the terms of any such sale.

To Underwriters

      The applicable prospectus supplement will name any underwriter involved in a sale of Securities. Underwriters may offer and sell Securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of Securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent.

      Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

      Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase particular Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Securities if any are purchased.

Through Agents

      We will name any agent or dealer involved in a sale of Securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

General Information

      Underwriters, dealers acting as principals and agents participating in a sale of Securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

      Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

      Each series of Securities will be a new issue and, except for the Common Stock, which is listed on the New York and Philadelphia Stock Exchanges, will have no established trading market. We may elect to list any series of new Securities on an exchange, or in the case of the Common Stock, on any additional exchange, but unless we advise you differently in the prospectus supplement, we have no obligation to cause any Securities to be so listed. Any underwriters that purchase Securities for public offering and sale may make a market in the Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the trading markets for, any Securities.